Exhibit 16

1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE WEIRD SCIENCE LLC, WILLIAM ANDERSON WITTEKIND, Individually, WILLIAM ANDERSON WITTEKIND, as Trustee of the C.A. No. 2023-0599-MTZ WILLIAM ANDERSON WITTEKIND 2020 ANNUITY TRUST, the WILLIAM ANDERSON WITTEKIND 2021 ANNUITY TRUST, the DYBUL 2020 ANGEL ANNUITY TRUST, and the TY MABRY 2021 ANNUITY TRUST, Plaintiffs, v. RENOVARO BIOSCIENCES, INC. formerly known as ENOCHIAN BIOSCIENCES INC., RS GROUP APS, RS BIO APS, RENÉ SINDLEV, Individually, PASECO APS, OLE ABILDGAARD, Individually, K&L GATES LLP, and CLAYTON E. PARKER, Individually. Defendants. VERIFIED FIRST AMENDED COMPLAINT Plaintiffs Weird Science LLC (Weird Science), William Anderson Wittekind (Wittekind) individually and in his capacity as sole trustee of the William Anderson Wittekind 2020 Annuity Trust, the William Anderson Wittekind 2021 Annuity Trust, the Dybul 2020 Angel Annuity Trust, and the Ty Mabry 2021 Annuity Trust (together the Trusts and each a Trust) bring this Verified First Amended Complaint against Renovaro Biosciences Inc., formerly Enochian Biosciences Inc. (the Company), Company Chairman René Sindlev (Sindlev) and his companies RS Group ApS (RS Group) and RS Bio ApS (RS Bio), Company insider Ole Abildgaard (Abildgaard) and his company Paseco ApS (Paseco), the Company's outside legal counsel K&L Gates LLP (K&L Gates), and Clayton E. Parker, a K&L Gates partner and the principal lawyer for the Company and for Sindlev, RS Group, Paseco and Abildgaard on matters related to the Company. EFiled: Dec 05 2023 05:11PM EST Transaction ID 71552415Case No. 2023-0599-MTZ

2 NATURE OF THE ACTION 1. In the Original Complaint, Plaintiffs sought to recover damages from the Company for its breaches of "piggyback" registration covenants in an Investor Rights Agreement among the Company (then known as DanDrit BioTech USA, Inc.), Weird Science and RS Group. The Investor Rights Agreement became effective on February 16, 2018, the date the Company acquired Enochian Biopharma Inc. (the Target) pursuant to a January 12, 2018 Agreement and Plan of Merger (Merger Agreement) by and among the Company, its merger subsidiary, the Target, and Weird Science. 2. Just twelve days after the Original Complaint was served, the Company defiantly took steps to breach the piggyback covenants again. On June 20, 2023, the Company agreed to register resales of its stock by Lincoln Park Capital Fund LLC (Lincoln Park) under a $20 million equity line of credit. In the process of asserting their piggyback right to include shares in this registration, the Plaintiffs discovered that Lincoln Park was a longtime client of K&L Gates and Parker. Further investigation of this conflict uncovered an expansive conspiracy to intentionally deprive the Plaintiffs of their rights under the Investor Rights Agreement and confer benefits upon Sindlev, Abildgaard and Lincoln Park, all clients of K&L Gates and Parker. As a result, in addition to the breach of contract claims against the Company, this First Amended Complaint includes (a) claims against K&L Gates and Parker for breach of fiduciary duty; (b) claims against K&L Gates, Parker, Sindlev, RS Group, Abildgaard and Paseco for tortious interference with a contract; and (c) claims against all Defendants for fraud. 3. Before the acquisition, Weird Science was the supermajority stockholder of the Target (over 97% ownership), and the rights granted under the Investor Rights Agreement were a fundamental benefit of the bargain under the Merger Agreement. As a material inducement to cause Weird Science to sign the Merger Agreement and as a condition to its obligation to close the

3 transaction, the Company executed the Investor Rights Agreement and agreed, as pertinent here, to (a) register the Company shares issued as consideration under the Merger Agreement for public resale under the Securities Act of 1933, as amended (the 1933 Act) and (b) use commercially reasonable efforts to take actions to enable unregistered public resales of such shares pursuant to Rule 144 under the 1933 Act (Rule 144). The registration right covenants and the Rule 144 covenants under the Investor Rights Agreement are not mutually exclusive, and the Company is required to honor both. 4. The Investor Rights Agreement is critical to liquidate the consideration issued under the Merger Agreement because: (a) the Company paid no cash consideration (it only issued shares of stock) to Weird Science; (b) absent registration under the 1933 Act, the sole means for the Plaintiffs to publicly resell such shares is under Rule 144; and (c) resales by the Plaintiffs under Rule 144 are limited by volume restrictions during each 90-day period. 5. Also in satisfaction of the conditions to closing under the Merger Agreement, the Company, Weird Science and RS Group entered into a Standstill and Lock-Up Agreement on February 16, 2018. Weird Science agreed to a standstill covenant (an agreement to not buy shares) that expired on February 16, 2022 (four years after the closing), and each of Weird Science and RS Group agreed to a lock-up covenant (an agreement to not sell shares), with 50% of the shares owned by each as of the closing released from the lock-up on February 16, 2019 (one year after the closing) and the remaining shares owned by each released from the lock-up on February 16, 2020 (two years after the closing). There were numerous exceptions to the standstill covenant and the lock-up covenant, including a critical exception to the lock-up covenant for public resales under Rule 144.

4 6. K&L Gates and Parker negotiated the Merger Agreement, the Investor Rights Agreement and the Standstill and Lock-Up Agreement on behalf of the Company and RS Group/Sindlev. Lowenstein Sandler LLP (Lowenstein Sandler) negotiated such agreements on behalf of Weird Science. 7. The piggyback covenants under the Investor Rights Agreement require the Company to (a) notify all Holders of Registrable Securities (as defined in the Investor Rights Agreement) in writing at least 30 days before filing a registration statement and (b) afford such Holders an opportunity to have all or any portion of their Registrable Securities included in such registration statement. The Company filed Form S-3 registration statements on July 13, 2020 (the July 2020 Registration Statement) and February 11, 2022 (the February 2022 Registration Statement). In both cases, the Company breached the Investor Rights Agreement by never giving the required piggyback registration notice, never seeking any waiver of the piggyback rights, and failing to afford the Plaintiffs the opportunity to include all or any portion of their shares in the registrations. As notice counsel for the Company under the Investor Rights Agreement, Plaintiffs notified K&L Gates and Parker in writing of these breaches on December 28, 2022. 8. On June 20, 2023, the Company entered into a Registration Rights Agreement with Lincoln Park (the 2023 Lincoln Park RRA), under which the Company agreed to file a Form S-1 registration statement (the Lincoln Park S-1) to register Lincoln Park's resales of Company shares sold under a related $20 million equity line of credit (the 2023 Lincoln Park ELOC). As it had failed to do with the July 2020 Registration Statement and the February 2022 Registration Statement, the Company once again failed to send a written piggyback notice to the Plaintiffs. On June 29, 2023, two days after the Company reported the 2023 Lincoln Park RRA in a Form 8-K,

5 legal counsel for the Plaintiffs notified Parker that, under the Investor Rights Agreement, the Plaintiffs had the right to include all or any portion of their shares in the Lincoln Park S-1. 9. On July 7, 2023, K&L Gates responded in writing that neither Wittekind nor the Trusts were entitled to registration rights and directed only Weird Science to provide written notice within 10 days if it desired to include shares in the Lincoln Park S-1. Through legal counsel, Weird Science provided timely written notice that it wished to include 1,216,467 shares in the Lincoln Park S-1 and, in accordance with the Investor Rights Agreement, completed, signed and returned a selling stockholder questionnaire. After agreeing to file the most extensive and time-consuming form of capital-raising registration statement under the 1933 Act (a Form S-1) for the longtime client of K&L Gates and Parker, the Company changed course only after Weird Science sought to assert its piggyback right to include shares. Despite a contractual filing deadline of July 10, 2023, the Company still has not filed the Lincoln Park S-1. 10. Notwithstanding their conflict of interest, K&L Gates and Parker represented the Company speciously adverse to Lincoln Park in not only in the 2023 Lincoln Park RRA, but also in an earlier July 8, 2020 Registration Rights Agreement (the 2020 Lincoln Park RRA), which resulted in the registration of Lincoln Park's resale of Company shares sold under an earlier $20 million equity line of credit (the 2020 Lincoln Park ELOC). The conflicts that K&L Gates and Parker had in these two transactions are even more troubling than they appear: unlike virtually all other equity lines of credit Lincoln Park completed between 2020 and 2023, Lincoln Park chose to forego legal counsel in such transactions when K&L Gates and Parker represented the issuer on the other side. 11. Further investigation of these conflicts revealed a continuous multi-year conspiracy in which the Company, Sindlev, RS Group, Abildgaard, Paseco, K&L Gates and Parker agreed to

6 interfere with and deprive Plaintiffs of their valuable rights under the Investor Rights Agreement with the purpose of preventing the Plaintiffs from publicly reselling any Company shares at any time. 12. Despite the Rule 144 covenants in the Investor Rights Agreement and the Rule 144 public resale exception to the lock-up covenant in the Standstill and Lock-Up Agreement, Sindlev asserted his influence as Company Chairman, both directly and indirectly through K&L Gates and Parker, to prevent the Plaintiffs from reselling shares under Rule 144. Under the Investor Rights Agreement, the Company expressly agreed to use commercially reasonable efforts to "fully cooperate" with Rule 144 resales of the shares issued under the Merger Agreement. Sindlev, Abildgaard, K&L Gates and Parker caused the Company to do the opposite in willful breach of the Investor Rights Agreement. 13. In furtherance of the conspiracy, K&L Gates initiated an attorney-client relationship with Wittekind no later than August 31, 2018 by offering to prepare and file an SEC Form 3 on his behalf. K&L Gates misled Wittekind by advising him the Form 3 was required for the Company's "uplisting" to NASDAQ, when in fact it was Weird Science's ownership stake upon the closing under the Merger Agreement (approximately 48.5%) that triggered not only a Form 3 but also a much broader disclosure filing under Section 13(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act). This additional filing, a Schedule 13D, required a detailed description of the registration right covenants and the Rule 144 covenants in the Investor Rights Agreement and, importantly in this context, the Rule 144 public resale exception to the lock-up covenant in the Standstill and Lock-Up Agreement. As K&L Gates was undoubtedly aware, six months had already elapsed since the Merger Agreement closing at the time of this advice, so Weird Science was eligible to avail itself of the exception to the lock-up covenant by reselling the

7 shares it received at the closing under Rule 144, subject to the volume limitations imposed during each 90-day period. Before the Merger Agreement was signed, as a negotiating tactic to avoid registration of Weird Science's shares within 30 days of closing (as contemplated by a previously executed letter of intent or LOI), Parker represented to Lowenstein Sandler that Weird Science would be able to obtain roughly $3,040,000 of liquidity every 90 days by reselling under Rule 144 (using the $8.00 price offered in the private placement that occurred on the same date as the closing under the Merger Agreement (the Private Placement)) throughout the two-year lock-up period. This was enough to coax Weird Science into signing the Merger Agreement on January 12, 2018. Between signing and closing, Parker fended off additional liquidity concerns raised by Lowenstein Sandler by providing assurances that the remaining Merger Agreement Shares (i.e., those not sold under Rule 144) would be later be included in a registration initiated by the Company. Again, Weird Science, counseled by Lowenstein Sandler, relied on this assurance, this time proceeding with closing. Plaintiffs only recently discovered that the liquidity representations and assurances made by Parker were part of a bait and switch scheme to dupe Weird Science into consummating the transaction and then later to deprive Weird Science of its bargained for rights. The half-baked legal advice rendered by K&L Gates to Wittekind on the Form 3 was a link in the conspiracy chain. Not only did this advice conceal Weird Science's right to publicly resell under Rule 144, but it also concealed Weird Science's obligation to file a Schedule 13D, keeping the registration right covenants and the Rule 144 covenants under the Investor Rights Agreement out of sight and out of mind. K&L Gates never informed Wittekind of the conflict of interest with the Company and Sindlev, never sought or obtained an informed waiver from Wittekind regarding this conflict, and never suggested to Wittekind that he seek advice from Lowenstein Sandler or other independent counsel.

8 14. After K&L Gates continued to provide securities advice to Wittekind in this fashion on a regular basis, the managers of Weird Science consulted with Parker and other attorneys at K&L Gates on numerous occasions expressing a desire to publicly resell shares. Despite glaring conflicts of interest between the Company and Sindlev, on the one hand, and the Company's largest stockholder Weird Science, on the other hand, K&L Gates and Parker continued their failure to clarify their role as counsel for the Company and Sindlev, never warned the managers of Weird Science that their communications would not be privileged or confidential, and never suggested that the managers of Weird Science seek legal advice from Lowenstein Sandler or other independent legal counsel. Instead, K&L Gates and Parker continued to provide incomplete advice on restrictions related to transfers of the shares issued under the Merger Agreement without mentioning the Rule 144 covenants or registration rights covenants under the Investor Rights Agreement or the Rule 144 public resale exception to the lock-up covenant in the Standstill and Lock-Up Agreement. In one instance, Parker egregiously leaked these consultations to Sindlev, who in turn asserted his influence as Chairman to thwart any public resales by Weird Science or its members. 15. Also in furtherance of the conspiracy, the Company, K&L Gates and Parker took steps to conceal provisions in the Investor Rights Agreement and the Standstill and Lock-Up Agreement from the Company's SEC reports, eventually removing both agreements in their entirety as material contracts, in violation of SEC disclosure regulations. 16. By preventing the Plaintiffs from publicly reselling shares, K&L Gates and Parker were able to cause the Company to confer unlawful benefits upon their longtime client Lincoln Park under the 2020 Lincoln Park ELOC by coordinating no-risk stock sales at spring-loaded prices shortly ahead of the Company's announcement of positive material nonpublic information

9 (MNPI). This untoward accommodation enabled Lincoln Park to buy Company shares at favorably low prices ahead of the release of MNPI with an opportunity to sell at favorably higher prices after the release of MNPI without the risk of any public resales by the Plaintiffs distorting the scheme. Upon information and belief, the Company acquiesced to and was complicit in this scheme because the 2020 Lincoln Park ELOC (signed on July 8, 2020) averted a going concern qualification in the September 22, 2020 audit report for the Company's June 30, 2020 annual financial statements due to the purported liquidity access. But rather than use the 2020 Lincoln Park ELOC to satisfy its liquidity needs, the Company used it to benefit Lincoln Park, the longtime client of K&L Gates and Parker. 17. Despite low cash balances, the Company did not draw on the 2020 Lincoln Park ELOC until it sold 50,000 shares on June 11, 2021, almost a year later. This sale came one business day before the Company issued a June 14, 2021 press release entitled "Enochian BioSciences Announces FDA Acceptance of Pre-IND Request for Potential HIV Cure" and another press release announcing a $29 million registered direct offering (RDO) through H.C. Wainwright & Co. The Company's June 11, 2021 sale to Lincoln Park priced the 50,000 shares at $4.057 per share, while on June 14, 2021, the Company priced the RDO shares at $7.50, shares in the open market sold as high as $12.99, and the trading volume soared to 105,815,200 shares, a staggering 162,447% increase from the preceding business day on June 11, 2021. The conspiracy to deprive the Plaintiffs of their rights under the Investor Rights Agreement prevented the Plaintiffs from selling shares during this trading bonanza even though a piggyback on a Company registration after a milestone is precisely what Parker had promised during the negotiations. At the same time, K&L Gates' clients Lincoln Park and Abildgaard, as well as the investors solicited by Sindlev and Abildgaard in the private placement, were not precluded from riding this wave and reselling on

10 this date. Upon information and belief, K&L Gates, Parker, Lincoln Park and the Company were about to repeat the entire scheme with the 2023 Lincoln Park ELOC (i.e., the Company would avoid a going concern qualification in its audit but could only sell shares to Lincoln Park ahead of the release of positive MNPI) until the Plaintiffs sought to enforce their piggyback registration rights. Since the Lincoln Park S-1 was never filed (and, as a result, the commencement date under the 2023 Lincoln Park ELOC never commenced), the October 1, 2023 audit report on the Company's June 30, 2023 annual financial statements does indeed include a going concern qualification, and no shares have been sold for cash under the 2023 Lincoln Park ELOC. 18. Keeping the Plaintiffs out of the market for resales also conferred benefits upon Sindlev and Abildgaard. Sindlev convinced foreign investors in the Company's Private Placement to buy shares at $8.00, despite a market price of $5.20, by making assurances the stock price would soar to $40 after the closing. Abildgaard, who also solicited foreign investors in the Private Placement, had consistent access to the same MNPI as Sindlev, but, despite clear status as an insider who asserted management influence and control, he was never required to sign the Company's insider trading policy and, upon information and belief, was able to resell shares in the market without being subject to the Company's pre-clearance procedures or restrictions governing Company insiders, including Rule 144. Sindlev and Abildgaard believed that any public resales by the Plaintiffs under any circumstance would have lowered the Company's per share price and made it more difficult to deliver on Sindlev and Abildgaard's promises to the foreign investors they solicited in the Private Placement. 19. This pervasive conspiracy not only resulted in continuous breaches of the Investor Rights Agreement, but it also resulted in violations of the Company's internal policies governing ethics and insider trading, as well as various federal securities laws and SEC regulations.

11 20. Given the number of shares that Plaintiffs could have sold and the relevant prices and market conditions during the conspiracy, particularly during the effective periods of the July 2020 Registration Statement and the February 2022 Registration Statement, the Defendants' continuous willful acts interfering with Plaintiffs' rights in breach of the Investor Rights Agreement have caused Plaintiffs significant monetary damages in an amount to be proven at trial. 21. As a result of the continuation of the conspiracy in connection with the Lincoln Park S-1, Plaintiffs also seek specific performance of the Investor Rights Agreement and a declaratory judgment that Wittekind and the Trusts are entitled to the registration rights thereunder. PARTIES 22. Plaintiff Weird Science is a limited liability company organized under the laws of the State of California. At the time of the February 16, 2018 closing under the Merger Agreement, Carl Sandler (Sandler) and Wittekind were the managers of Weird Science. Sandler remained a Weird Science manager and a Company director through March 25, 2022, the date he resigned from both positions. Sandler is currently a non-managing member of Weird Science. Serhat Gumrukcu (Gumrukcu), Wittekind's spouse, is a non-managing member of Weird Science. Gumrukcu has been the majority owner of Weird Science since October 30, 2018. 23. Plaintiff Wittekind is an individual and citizen of California. He is a member and currently the sole manager of Weird Science. Wittekind brings this action both in his individual capacity and as sole trustee of each of the Trusts. 24. Defendant Company is a Delaware corporation whose common stock is listed on the NASDAQ under the symbol RENB. The Company changed its name from DanDrit Biotech USA, Inc. (DanDrit) to Enochian Biosciences Inc. after it acquired the Target on February 16,

12 2018 pursuant to the Merger Agreement. On August 1, 2023, the Company changed its name to Renovaro Biosciences Inc. 25. Defendant Sindlev is an individual and citizen of Demark. He is the Company's Chairman of the Board. Including shares held by his Danish holding company RS Group, Sindlev was the largest stockholder of the Company before its acquisition of the Target. Between October 26, 2018 and October 28, 2019, Sindlev caused all shares held by RS Group to be fraudulently transferred to RS Bio, another Danish holding company controlled by Sindlev. Including shares held by RS Bio, Sindlev currently beneficially owns 21.59% of the Company's outstanding stock (based on disclosures in the Company's Form 10-K/A filed on October 30, 2023). 26. Defendant RS Group is a Danish company controlled by Sindlev. RS Group is party to the Investor Rights Agreement and the Standstill and Lock-Up Agreement. Defendant RS Bio is a Danish holding company controlled by Sindlev. RS Bio is the current holder of all Company shares beneficially owned by Sindlev (including common stock, convertible preferred stock and warrants to purchase common stock, but excluding stock options individually held by Sindlev). Both RS Group and RS Bio are mere instrumentalities and alter egos of Sindlev, who has exclusive domination and control over the entities such that Sindlev, on the one hand, and RS Group and RS Bio, on the other hand, have no independent legal significance. Sindlev, RS Group, and RS Bio have separately transacted business in Delaware through the formation of GWRS Holdings, LLC, a Delaware entity that Sindlev and RS Group formed in or around January 2018, with the assistance of K&L Gates. 27. Defendant Abildgaard is an individual and citizen of Demark. On October 6, 2023, Abildgaard filed a Form 3 and Schedule 13G/A to report his status as a beneficial owner of more than 10% of the Company's outstanding stock. Together with his Danish holding company Paseco,

13 Abildgaard beneficially owns 15.95% of the Company's outstanding stock (based on disclosures in the Company's Form 10-K/A filed on October 30, 2023). Abildgaard has been a Company insider long before his recent October 2023 filing of a Form 3 and Schedule 13G/A. At all relevant times to the factual matters described in this First Amended Complaint, Abildgaard has had full access to the Company's MNPI and management authority and control over the Company. 28. Defendant Paseco is a Danish company of which Abildgaard is the chief executive officer and sole owner. According to the Schedule 13G/A filed by Abildgaard and Paseco on October 6, 2023, Paseco holds all Company shares beneficially owned by Abildgaard (common stock, convertible preferred stock and warrants to purchase common stock), except for 5,000 shares of common stock individually held by Abildgaard. Paseco is a mere instrumentality and alter ego of Abildgaard, who has exclusive domination and control over the entity such that Abildgaard, on the one hand, and Paseco, on the other hand, have no independent legal significance. Abildgaard and Paseco have separately transacted business in Delaware through their ownership interest in GWRS Holdings LLC, the Delaware entity formed by Sindlev and RS Group in or around January 2018, with the assistance of K&L Gates. 29. Defendant K&L Gates is a well-known international law firm with over 45 offices across five continents. In the United States, K&L Gates has a Wilmington, Delaware office and advertises itself as having established the office "to provide clients with deep experience and unmatched presence in Delaware, which is known as the U.S. center for the formation of business enterprises." Defendant Parker is a partner of K&L Gates and works in its Miami office. K&L Gates and Parker negotiated the Merger Agreement, the Investor Rights Agreement and the Standstill and Lock-Up Agreement on behalf of the Company, RS Group, and Sindlev, and K&L Gates and Parker are listed as notice counsel for the Company on each agreement. K&L Gates and

14 Parker are principal outside general counsel for the Company and legal counsel to RS Group, RS Bio, Paseco, and their principals Sindlev and Abildgaard on matters related to the Company.1 JURISDICTION & VENUE 30. This Court has personal and subject matter jurisdiction over this action, and venue is proper, pursuant to the parties' agreement. 31. Under the Investor Rights Agreement and the Merger Agreement, the parties have expressly consented to jurisdiction in Delaware. Section 8.4 of the Investor Rights Agreement states that "[a]ll questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Merger Agreement." In turn, the Merger Agreement, Section 11.10, Submission to Jurisdiction, states: ?[F]or the purpose of any action arising out of or relating to this Agreement brought by any Party against another Party arising out of or relating to this Agreement or any of the Transactions2 (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division), or, if (and only if), the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware? 1 A recurring theme in this First Amended Complaint is Parker and K&L Gates' rampant rendering of legal advice to multiple adverse or potentially adverse parties in violation of conflict-of-interest principles and running afoul of the fiduciary duties of loyalty and care that lawyers owe to their clients and non-clients when lawyers should reasonably expect such non-clients to be relying on the lawyer's advice. In addition to all Defendants and Plaintiffs in this case, K&L Gates and Parker had or have attorney-client relationships with GWRS Holdings LLC (the Delaware entity jointly owned by RS Group and SG&AW Holdings LLC, an entity owned by Wittekind), Seraph Research Institute (an entity controlled by Gumrukcu and owned in part by Wittekind), and Gumrukcu individually. 2 The Merger Agreement defines "Transactions" as "the Merger and the other transactions contemplated by this Agreement," which included the Investor Rights Agreement.

15 32. The Delaware Court of Chancery has subject matter jurisdiction under 8 Del. C. § 111(a)(2) for the breach of contract cause of action, and supplemental jurisdiction under the Court's clean-up doctrine for the related tortious interference with contract, breach of fiduciary duty, and fraud causes of action. 33. Venue is appropriate in this Court under the Merger Agreement Section 11.10(a). ALLEGATIONS I. The Signing of the Merger Agreement, the Closing under the Merger Agreement, and the Merger Agreement Shares. 34. On January 12, 2018, the Company, its merger subsidiary, the Target, and Weird Science signed the Merger Agreement. The form of the Investor Rights Agreement and the form of the Standstill and Lock-Up Agreement were attached as Exhibits 7.2.3(b)(i) and (ii) to the Merger Agreement and were expressly identified as material to Weird Science's execution of the Merger Agreement.3 35. On February 16, 2018, the Company acquired the Target upon the Merger Agreement closing. As closing merger consideration, the stockholders of the Target received 18,081,962 shares of Company common stock (RENB Shares) in exchange for their shares in the Target, with Weird Science receiving 17,545,283 RENB Shares. Under the Merger Agreement, the Company issued additional RENB Shares to the former stockholders of the Target from time to time after the closing (Earnout Stock), with Weird Science receiving an aggregate of 6,274,862 additional RENB Shares as Earnout Stock (together with the 17,545,283 RENB shares received by Weird Science at the closing, the Merger Agreement Shares). 3 See Merger Agreement §§ 7.2.3, 7.3.6 and Merger Agreement Exhibits 7.2.3(b)(i), (ii).

16 36. Under the Merger Agreement, the issuance of the Merger Agreement Shares was exempt from registration under Section 4(a)(2) of the 1933 Act, and such shares could not be resold absent registration or an exemption. Accordingly, the Merger Agreement Shares were "restricted securities" as defined in Rule 144.4 37. In satisfaction of conditions to the closing under the Merger Agreement, on February 16, 2018, the Company, Weird Science and RS Group signed the Investor Rights Agreement and the Standstill and Lock-Up Agreement. The final signed version of the Standstill and Lock-Up Agreement included changes from the version that was included in the Company's January 17, 2018 Form 8-K, but such changes were not disclosed in the Company's February 23, 2018 Form 8-K reporting the closing or in any subsequent Company SEC reports or filings. These changes to the Standstill and Lock-Up Agreement included: (a) a definition of "change in control" of Weird Science that would breach the lock-up covenant; (b) an exception to the lock-up covenant for market transactions (i.e., public resales) by Weird Science and RS Group under Rule 144; and (c) a clause clarifying that Weird Science was permitted to adopt a Rule 10b5-1 plan immediately so long as no sales were made until six months after the closing. A. The Parties Explicitly Negotiated Weird Science's Resale Rights. 38. Before the Merger Agreement was signed on January 12, 2018, the Company's acquisition of the Target had been in the works for months. Upon information and belief, since the beginning of the negotiations, the Company, Sindlev and Abildgaard?with the assistance of K&L 4 See 17 CFR §230.144(a)(3)(i). Rule 144 is a safe harbor for public resales of restricted securities and public resales by affiliates of the issuer, but it contains significant restrictions that do not apply to registered resales. For affiliates, among other things, Rule 144 imposes volume restrictions that may not exceed the greater of 1% of the total outstanding shares or the average weekly trading volume during the previous four calendar weeks, every 90 days. Resales of restricted securities under Rule 144 generally require a legal opinion from the issuer's counsel to the transfer agent.

17 Gates and Parker ?intended to deny Weird Science the sole monetary benefit of its Merger Agreement bargain, that is the ability resell the Merger Agreement Shares in the public market. 39. In and around June 2017 and July 2017, the Merger Agreement parties negotiated the initial LOI, where they agreed on the deal terms for the Investor Rights Agreement and the Standstill and Lock-Up Agreement. Lawyers at Lowenstein Sandler were explicit with K&L Gates: Weird Science's ability to liquidate its Merger Agreement Shares was critical to the overall deal; and while Weird Science would agree to the provisions in the Standstill and Lock-Up Agreement (as requested by the Company, Sindlev, and K&L Gates), the Company would need to register the resale of Weird Science's Merger Agreement Shares issued at closing within 30 days, with any subsequent Earnout Stock subject to demand and piggyback registration rights. K&L Gates and Parker initially agreed to these deal terms. 40. In or around October 2017, K&L Gates circulated drafts of the Merger Agreement, the Standstill and Lock-Up Agreement and the Investor Rights Agreement, proposing a 5-year term for the standstill covenant, a 2-year term for the lock-up covenant, and registration of Weird Science's Merger Agreement Shares no sooner than 10 months after closing and only upon a registration "demand" by Weird Science. Lowenstein Sandler immediately pushed back, proposing shorter terms for the standstill and lock-up covenants commensurate with market norms, and requiring that the Company register the resale of the Merger Agreement Shares issued at closing within 30 days, consistent with the previously agreed-upon deal term, with demand and piggyback rights for the Earnout Stock issued after the closing. 41. On January 3, 2018, K&L Gates circulated new drafts, again excluding the previously agreed-upon deal term that the resale of the Merger Agreement Shares issued at the closing would be immediately and automatically registered at the closing. Lawyers at Lowenstein

18 Sandler told Parker and K&L Gates: "In the term sheet the thought was that this would be done by an immediate registration of their shares, so that they could sell in the market." 42. In a response email on January 3, 2018, Parker proclaimed that Weird Science could obtain liquidity of $3,040,000 (based on the $8.00 price offered in the Private Placement) every 90 days by reselling under Rule 144 and expressed Sindlev's concern regarding registering a Weird Science resale in excess of the Rule 144 volume limits: With respect to cash for [Weird Science], [Weird Science] will have the ability to sell approximately 380,000 shares every 90 days (based on 38,000,000 outstanding shares). If we assume that those shares are sold at $8.00 (which is the private placement price), that would generate $3,040,000 in cash for [Weird Science] every 90 days. We are okay with the right to demand registration, subject to customary restrictions. Would it be possible to let us know if [Weird Science] is anticipating a need for cash in excess of $3,000,000 every 90 days? For the benefit of all shareholders, including [Weird Science], we want to avoid creating an overhang on the market or an imbalance on the sell side which could put downward pressure on the market price of [the Company's] stock. Sindlev bolstered the price component of the Rule 144 liquidity assurances made by Parker in an email replying to the chain: Here is a little technical input from me: since almost all shares are restricted and in this clean up process, I have successfully placed a lot of the old shareholder positions with new long term shareholders, which mean that the free flow is already very restricted. Therefore for every positive filing, we will most likely see the share price go up ? and quickly above 8 USD.

19 In reliance on the liquidity assurances from Parker and Sindlev, Weird Science and the other parties signed the Merger Agreement on January 12, 2018, but it remained a closing condition that the Company and RS Group sign and deliver the Investor Rights Agreement and the Standstill and Lock-Up Agreement "in each case with such completions and modifications as are mutually acceptable to all parties, it being understood that the parties have not reviewed and approved such forms." 43. On January 15, 2018, K&L Gates sent Lowenstein Sandler the "form of" version of the Standstill and Lock-Up Agreement to be included with the Company's Form 8-K. This version removed the Weird Science change in control definition that had been included in the most recent K&L draft (which had defined a Weird Science change in control as either (a) Sandler and Gumrukcu ceasing to collectively own at least 51% or (b) any change in the then current managers). In place of the change in control definition, K&L Gates inserted the words "such term shall be mutually agreed by the Parties." In response, Lowenstein Sandler wrote "[w]hat is the reason for the change in the Standstill To the CIC [change in control] definition?" K&L Gates replied "[w]e can discuss our reasons as to why we want Serhat [Gumrukcu] to own a majority stake of the majority [sic] of Weird Science after we file the 8-K." Upon information and belief, Sindlev wanted to preserve his influence over Gumrukcu to prevent Weird Science and its other members from publicly reselling shares, including resales under Rule 144. K&L Gates' January 15, 2018 version of the Standstill and Lock-Up Agreement (without defining a change in control of Weird Science and without the other changes made between signing and closing that are

20 described below) is the "form of" that was attached to the 8-K filed on January 17, 2018 to report the signing of the Merger Agreement.5 44. After the "signing 8-K" was filed with the SEC, the parties began preparing for closing. On February 9, 2018, K&L Gates circulated new versions of the Investor Rights Agreement and the Standstill and Lock-Up Agreement, again failing to address Weird Science's concerns about liquidity in excess of the Rule 144 volume limits. The lawyers at Lowenstein Sandler then sent an email to Parker and K&L Gates: As you recall, in the original term sheet, we were supposed to have immediate reg[istration] rights, and we gave those up for the good of the company for all the good reasons [] Clay [Parker] pointed out. However, we had been promised some discussion on how we can get some liquidity for WS during the next 2 years. I fear your proposed changes only make matters more difficult for [Weird Science]. So, we really need a plan before we can respond. Importantly, the K&L Gates February 9, 2018 version of the Standstill and Lock-Up Agreement implemented Parker's earlier assurance that Weird Science could obtain liquidity under Rule 144 by changing the exceptions to the lock-up covenant to expressly permit market transactions (i.e., public resales) by each of Weird Science and RS Group under Rule 144 six months after the closing. Since the inclusion of RS Group in this exception was inconsistent with Sindlev's concerns about the optics of public resales in the short-term, Lowenstein Sandler asked K&L Gates in an email on February 14, 2018: "[q]uestion from our call and Rene's [Sindlev's] statements to 5 The description of the lock-up covenant in the January 17, 1018 Form 8-K was terse and inaccurate: "restrictions on sale of one half of the securities owned by [Weird Science] and RS Group for twelve months and the other half 24 months subject to customary permitted dispositions and transfers."

21 investors ? is Rene [Sindlev] supposed to be fully locked up for 2 years, or is the agreement correct with respect to Rene's [Sindlev's] holdings?" Just over one hour later, K&L Gates responded: "[t]he Agreement is correct with respect to Rene's [Sindlev's] holdings. He has made personal commitments that are separate."6 This version of the Standstill and Lock-Up Agreement also reinserted the Weird Science change in control definition, with an added a category for the failure of Gumrukcu to own at least 35%. 45. In a February 9, 2018 email responding to the concerns about liquidity in excess of the Rule 144 volume limits raised in the Lowenstein Sandler message, Parker explained that immediate registration could harm the Company's plans to raise funds from outside investors but offered a solution: "After the Closing, and upon reaching a milestone that helps increase the value of the Company, [the Company] intends to do an underwritten offering [through a registration statement] including primary shares of the Company and shares held by Weird Science. I am happy to discuss this further" (emphasis added). This February 9, 2018 email exchange prompted a phone call between Parker and the lawyer at Lowenstein Sandler, during which Parker reiterated that the best opportunity for Weird Science to register and sell shares would be through the Company's first post-closing registration statement, which would give Weird Science, through piggyback rights, the ability to register and resell their Merger Agreement Shares without any volume limitations imposed by Rule 144. 46. On February 11, 2018 Lowenstein Sandler sent K&L Gates further revisions in the Standstill and Lock-Up Agreement that permitted immediate private resales by Weird Science as an exception to the lock-up covenant, so long as such private resales did not result in Weird Science owning less than 80% of the shares it had received under the Merger Agreement. After a 6 Upon information and belief, family members of Sindlev invested in the Private Placement.

22 phone call between Lowenstein Sandler and K&L Gates on February 13, 2018 (a call in which Parker participated), on February 14, 2018 Lowenstein Sandler sent K&L Gates additional revisions in the Standstill and Lock-Up Agreement to: (a) impose a six-month delay on private resales by Weird Science (a change requested by K&L Gates); (b) insert a provision to clarify that Weird Science was permitted to immediately adopt a 10b5-1 sales plan so long as no sales occurred until six months after the closing; and (c) modify the Weird Science change in control definition to clarify that a change in the managers would only constitute a change in control if the then current managers ceased to represent a majority of the managers. In response, on February 15, 2018 K&L Gates sent Lowenstein Sandler one more change to the Standstill and Lock-Up Agreement: the percentage of Gumrukcu's interest in Weird Science below which would constitute a change in control was increased from 35% to 50%. The K&L Gates email message accompanying this change stated: "[a]ttached is a further revision that Rene [Sindlev] deems essential."7 Again, upon information and belief, Sindlev wanted to preserve his influence over Gumrukcu to prevent Weird Science and its members from publicly reselling Merger Agreement Shares, and Sindlev instructed K&L Gates to make this change. 47. This last K&L Gates version of the Standstill and Lock-Up Agreement (with the single change that Sindlev deemed "essential") was the one signed on the date of the closing, but the changes made from the version attached to the January 17, 2018 Form 8-K were never disclosed in the Company's SEC reports. Upon information and belief, K&L Gates, at the behest of Sindlev, intentionally concealed the changes that were made to the Standstill and Lock-Up Agreement in between signing and closing from the Company's SEC reports. As a result of this 7 Gumrukcu owned more than 35% but less than 50% of Weird Science as of the Merger Agreement closing, but his ownership became greater than 50% when Weird Science's Operating Agreement was amended on October 30, 2018.

23 concealment, the market was never informed that (a) the two-year lock-up covenant did not apply to market transactions (i.e., public resales) under Rule 144 by Weird Science and RS Group; (b) a change in control of Weird Science (including the failure of Gumrukcu to own at least 50% of Weird Science) would violate the lock-up covenant; and (c) Weird Science was able to immediately adopt a 10b5-1 sales plan so long as no sales were made until six months after the closing. These concealment acts not only advanced the conspiracy to prevent Weird Science and its members from publicly reselling shares and keep the provisions related to such resales out of sight and out of mind, but they also contravened applicable SEC disclosure regulations.8 48. After Parker's representations and assurances (which he made on behalf of K&L Gates, the Company, Sindlev, and RS Group) and the corresponding changes, the parties finalized the Investor Rights Agreement and the Standstill and Lock-Up Agreement and signed each in connection with the closing under the Merger Agreement on February 16, 2018.9 B. The Investor Rights Agreement provided valuable registration right covenants and Rule 144 covenants. 49. The Investor Rights Agreement grants Holders of Registrable Securities rights to have their Registrable Securities registered for resale under the 1933 Act. 8 See 17 CFR § 229.601(a)(4) Item 601 (Exhibits) ("Any amendment or modification to a previously filed exhibit to a Form 10, 10-K or 10-Q shall be filed as an exhibit to Form 10-Q or Form 10-K".) The Company's choice to attach the form of Standstill and Lock-Up Agreement as an exhibit to a Form 8-K does not provide relief from this requirement. See SEC Compliance & Disclosure Interpretation 202.01 (April 10, 2008). As a result, the changes to the Standstill and Lock-Up Agreement were required to be filed as an exhibit to either the Form 8-K filed to report the closing or in the Company's subsequent Form 10-Q. See also 17 CFR § 240.12b-20 Additional Information ("In addition to the information expressly required to be included in a statement or report, there shall be added such further information, if any, as may be necessary to make the required statements, in light of the circumstances in which they are made not misleading.") 9 The executed versions of the Investor Rights and Standstill and Lockup Agreements are attached to this Amended Complaint as Exhibits A and B, respectively.

24 50. Under Section 7.1 of the Investor Rights Agreement, "Holder" or "Holders" are defined as Weird Science10 "and each Permitted Transferee (as defined in the Standstill & Lockup Agreement [discussed in Section I.C below]) which is a holder from time to time of Registrable Securities" (emphasis added). In addition, the Investor Rights Agreement explicitly provides that the benefits granted to the parties of the agreement inure to their successors and assignees, without any requirement that such successors and assignees qualify as "Permitted Transferees."11 51. Under Section 7.1 of the Investor Rights Agreement, the term Registrable Securities means "as of any date of determination, . . . all of the Merger Agreement Shares." Section 7.1 goes on to define the three exclusive ways that Merger Agreement Shares can lose their status as Registrable Securities. First, if any such shares are included in and sold under an effective registration statement under the Investor Rights Agreement, that is, through exercise of the Demand or Piggyback registration rights (discussed below). Second, if any such shares are sold pursuant to Rule 144. Third, if an opinion of the Company's legal counsel is addressed, delivered and acceptable to the Company's transfer agent and the affected Holders with a determination that any such shares are no longer subject to any restrictions whatsoever under Rule 144. 10 Although the definition of "Holder" in the Investor Rights Agreement refers to "each Stockholder," a term that includes both Weird Science and RS Group, "Stockholder" in the definition of "Holder" essentially refers to Weird Science because the registration rights only apply to the Merger Agreement Shares. 11 See Ex. A at §§ 8.6 ("Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under this Agreement; provided, however, that Permitted Transferees shall be express third party beneficiaries of this Agreement, entitled to enforce their rights hereunder. . . ") and 8.7 ("?the rights and obligations of the parties hereunder[] will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.") (emphasis added).

25 52. Section 7.2(c) of the Investor Rights Agreement includes Piggyback Rights, which provide Holders with the right to include all or any portion of their respective Registrable Securities in any registration for a public offering by the Company (subject to customary exceptions not applicable here): Piggyback Rights. (i) If at any time after the [February 16, 2018] Effective Date [the Company] plans to file any Registration Statement under the Securities Act for the purposes of effecting a public offering of securities of [the Company]?[the Company] shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing such Registration Statement [emphasis added]. (ii) Each Holder desiring to include in any such registration statement all or any part of [their] Registrable Securities shall, within ten (10) days after receipt of the above-referenced notice from [the Company], so notify [the Company] in writing and in such notice shall inform [the Company] of the number of Registrable Securities such Holder wishes to include in such registration statement and subject to Sections 7.2(d), and 7.2(e),12 [the Company] will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder [emphasis added]. 53. Section 7(b)(i) of the Investor Rights Agreement includes a Demand Right, which gives Holders owning at least 30% of the Registrable Securities then outstanding the right to demand that the Company file a registration statement "with respect to all and not a portion of the Registrable Securities owned by such Holder or Holders" (emphasis added). 54. Under Sections 7(b)(i)-(iii) of the Investor Rights Agreement, the Demand Right is inequivalent to and non-fungible with the Piggyback Rights: the demand registration can only be exercised once, and the Holder(s) making the demand would be forced to include all their 12 Sections 7.2(d) and (e) provide that if applicable SEC regulations limit the number of Registrable Securities to be registered as a secondary offering, then the Company would include the maximum number of Registrable Securities permitted and would use commercially reasonable efforts to register the shortfall in a separate Registration Statement as promptly as permitted.

26 Registrable Securities in the registration. Additionally, the Company can defer the Demand Right if (a) in the "good faith judgment" of the Company's board, the demand registration "would be materially detrimental to the Company and its stockholders"; or (b) there is a "good faith estimate" that the Company will initiate its own registration within 30 days. The "all but not a portion" requirement and the Company's rights to defer do not apply to Piggyback Rights and refute any argument that the Plaintiffs were not damaged because of the existence of the Demand Right. Any suggestion that the Plaintiffs should have burned the valuable one-time Demand Right and elected to include all their shares to mitigate against the Company's breach of the piggyback covenants in the Investor Rights Agreement is baseless and illogical. Indeed, the Demand Right is alive and well as of the date of this First Amended Complaint and underscores the importance of the specific performance and declaratory relief the Plaintiffs are seeking hereunder with respect to the Piggyback Rights. 55. The Rule 144 covenants in Section 5.3 of the Investor Rights Agreement provide: Rule 144 Compliance. With a view to making available to the Holders the benefits of Rule 144, [the Company] covenants and agrees to use commercially reasonable efforts, at [the Company's] sole expense to: (b) take such additional action as is requested by any Holder to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to [the Company's] transfer agent as may be reasonably requested from time to time by any Holder and otherwise fully cooperate with each Holder and such Holder's broker to effect such sale of securities pursuant to Rule 144 [emphasis added]. 56. Section 8.2 of the Investor Rights Agreement provides that all "notices" "required" under agreement must be in writing and are deemed given upon (a) personal delivery, (b) confirmed delivery by standard overnight courier or when hand delivered, (c) mailed in the United

27 States by certified or registered mail, or (d) confirming receipt by fax or electronic mail. The notice recipients for Weird Science identified each member, including Wittekind, and Weird Science's deal counsel at Lowenstein Sandler, and everyone's mailing and personal email addresses were listed. 57. Section 8.1 of the Investor Rights Agreement provides that "any waivers or consents to departures" from the agreement's terms "shall be in writing and signed by Parent and each of the Stockholders." C. The Standstill and Lockup Agreement did not limit Plaintiffs' Piggyback Rights or Demand Right upon expiration of the lockup period. 58. The Standstill & Lockup Agreement imposed a Lock-Up Period on sales or transfers of the RENB Shares held by RS Group and Weird Science. Except as provided in Sections 3.2 and 3.3 of the Standstill and Lock-Up Agreement, Weird Science could not sell (a) any of the Merger Agreement Shares between the closing and February 16, 2019, or (b) more than 50% of the 17,545,283 Merger Agreement Shares it received at the closing (8,772,622 Merger Agreement Shares) between February 16, 2019 and February 16, 2020. 59. Under Section 3.2, Permitted Dispositions, transfers of Merger Agreement Shares to the equity members of Weird Science (including Wittekind) and transfers from such members to their "Affiliates" (including each of the Trusts) were expressly permitted, subject to the "Permitted Transfer" requirements of Section 3.3. Importantly, the lock-up covenant did not apply to (a) public resales of Merger Agreement Shares after six months under Rule 144; or (b) private resales of Merger Agreement Shares after six months so long as Weird Science maintained ownership of at least 80% of the Merger Agreement Shares. See Standstill and Lock-up Agreement, §§ 3.2(a), (d) & (e).

28 60. Under Section 3.3, Permitted Transfers, Weird Science was permitted to transfer Merger Agreement Shares under Sections 3.1 and 3.2 upon (a) five days' written notice to the Company of any proposed transfer during the Lock-Up Period, and (b) written acknowledgement of the Transferee to be bound by the Standstill and Lock-Up Agreement and the Investor Rights Agreement. Section 3.3 further describes a transferee under this section as a Permitted Transferee and transfers in compliance with Sections 3.1, 3.2, or 3.3 as Permitted Transfers (Permitted Transferee is not included in the "Definitions" listed in Section 1 or otherwise defined.) 61. The Lock-Up Period, Permitted Dispositions, and Permitted Transfers provisions?including the requirements to qualify as a Permitted Transferee?expired under the defined Lock-Up Period, and no provision in the Standstill & Lock-Up Agreement limited or otherwise hindered the Piggyback Rights, the Demand Right or the Rule 144 covenants in the Investor Rights Agreement. In other words, as Weird Science's Merger Agreement Shares were freed from the Lock-Up Period, Weird Science was able to distribute Merger Agreement Shares to its members (Wittekind) and their Affiliates (the Trusts) as Permitted Transferees, successors and assigns with the full benefits of the Investor Rights Agreement without complying with Section 3 of the Standstill & Lock-Up Agreement. This is both the general and customary understanding of lock-up covenants, and it was the specific mutual understanding and intent of the parties in executing the Investor Rights Agreement and the Standstill and Lock-Up Agreement. 62. Weird Science, through its counsel Lowenstein Sandler, specifically understood and intended the Lock-Up Period, Permitted Dispositions, and Permitted Transfers provisions to apply only during the defined Lock-Up Period and not to hinder or otherwise limit the Piggyback Rights, the Demand Right or the Rule 144 covenants in the Investor Rights Agreement. Any argument that the members of Weird Science (including Wittekind) and the Affiliates of such

29 members (such as the Trusts) were only entitled to the Piggyback Rights, the Demand Right and the Rule 144 covenants if shares were distributed to them during the Lock-Up Period is objectively absurd, and Weird Science would never have (and no reasonable party ever would have) agreed to any such nonsensical limitation. II. Defendants Engaged in an Unlawful Scheme to Deprive Plaintiffs of their contractual rights to Liquidate the Merger Consideration. 63. Through the negotiations, it was apparent and explicit to everyone involved that Weird Science wanted liquidity for its Merger Agreement Shares. But Sindlev was against this: he believed that any public resales by Weird Science or its members or their Affiliates (which would require public reporting in SEC reports) under any circumstance would negatively impact the share price, and Sindlev was beholden to Company investors he convinced to buy at $8/share in the Private Placement that closed the same date as the closing under the Merger Agreement (February 16, 2018), with the promise of a $40/share price in 3-5 years. In negotiating the Investor Rights Agreement and the Standstill and Lock-Up Agreement, K&L Gates and Parker, advancing the agenda of Sindlev, were successful in convincing Lowenstein Sandler to back-off registration of resales of the Merger Agreement Shares within 30 days of closing by (1) emphasizing that Weird Science could sell under Rule 144 and representing that such resales would generate $3,040,000 of liquidity proceeds each 90 days and (2) professing that any Weird Science shares not sold under Rule 144 would be included in a later registration initiated by the Company under which Weird Science could piggyback. These representations baited Weird Science into signing the Merger Agreement and proceeding with the closing, while K&L Gates and Parker worked with Sindlev and Abildgaard to deprive the Plaintiffs of the very rights they had bargained for. 64. On information and belief, at or around the time of the 2017 LOI and through and after the closing under the Merger Agreement, Sindlev (as the Company's largest stockholder and

30 a director) directed K&L Gates, Parker, and Abildgaard to interfere with Plaintiffs' negotiated rights under the Investor Rights Agreement and the Standstill and Lock-Up Agreement to prevent them from reselling their shares in the public market. K&L Gates, Parker, and Abildgaard agreed with this objective, and together all Defendants engaged in several unlawful acts in furtherance of the conspiracy. An illustration of the motive for the conspiracy is what transpired with the 200,000 Company shares that were issued to Gumrukcu Health LLC (Gumrukcu Health) in exchange for services during 2017. 65. It was an express closing condition under the Merger Agreement that Gumrukcu have a reasonable opportunity to sell at least 175,000 of the shares held by Gumrukcu Health at a price not less than $8.00 per share (the same price the Company planned to sell shares in the Private Placement).13 Consistent with the motive for the conspiracy but inconsistent with the disclosures in the SEC reports (in this case the form of Merger Agreement that was attached to the January 17, 2018 Form 8-K), Sindlev, K&L Gates and Parker arranged to have Paseco, controlled by Abildgaard, purchase all 200,000 shares from Gumrukcu Health at $5.00 per share pursuant to a Stock Purchase Agreement dated February 16, 2018, the same date as the closing under the Merger Agreement and same date as the closing of the Private Placement. K&L Gates and Parker represented Paseco and Abildgaard in this purchase. The 200,000 shares were issued to Gumrukcu Health more than six months prior to the closing, so they were eligible for public resale under Rule 144 when they were privately sold to Paseco. The closing price of the Company stock on the date of the sale was $5.20, so a public resale under Rule 144 would have resulted in $40,000 of 13 K&L Gates resisted the inclusion of this provision before the Merger Agreement was signed on January 12, 2018. In Parker's January 3, 2018 email to Lowenstein Sandler, he wrote "[w]ith respect to Serhat's 200,000 shares, I thought we agreed that this would be handled separately and not included in the transaction documents . . ."

31 additional proceeds to Gumrukcu Health. Upon information and belief (a) Abildgaard solicited investors who purchased approximately 34,750 shares at $8.00 per share in the Private Placement and (b) none of these investors, or any other investors from the Private Placement (roughly 200 in total), were made aware that Paseco was purchasing 200,000 shares on the same date for $5.00 per share.14 Even when the SEC sent a comment letter to the Company on February 11, 2020 scrutinizing its $8.00 per share valuation of the shares issued under the Merger Agreement as of the February 16, 2018 closing date (pointing out the closing market price on such date was $5.20 and the excess was primarily attributable to in-process research and development (IPR&D)), the Company, in its response, touted the $8.00 price paid by the "approximately 200 non-related investors."15 But the Company failed to mention that a promoter involved in the Private Placement who was in possession of MNPI purchased 200,000 shares (a number equal to roughly 12% of the 1,677,130 shares sold in the Private Placement) for $5.00 per share on the same date. Upon information and belief, K&L Gates and Parker counseled the Company in its response to this SEC comment letter.16 The private sale from Gumrukcu Health to Paseco was not disclosed in any SEC reports or filings until Weird Science and Wittekind reported it in their filings under Section 13(d) and 16(a) under the 1934 Act. 14 Upon information and belief, Abildgaard (either individually or through Paseco) purchased 68,250 shares in the Private Placement at the $8.00 price, so he received 268,250 shares on February 16, 2018 at an effective per share price of $5.76 ($1,546,000/268,250), while the investors he solicited purchased 34,750 shares at a per share price of $8.00. 15 The Company's representation to the SEC that the 200 investors in the Private Placement were "non-related" was misleading. Upon information and belief, many of these investors were solicited by Abildgaard and Sindlev and some were relatives of Abildgaard and Sindlev. 16 It was only after the Company was facing public relations problems associated with May 2022 criminal charges brought against Gumrukcu and a June 2022 report published by short seller Hindenburg Research that the Company wrote down its IPR&D by $93,253,000 as of June 30, 2022.

32 66. Following this precursor, unlawful acts in furtherance of the conspiracy fell into three categories. The conspiracy has continued through the date of this First Amended Complaint. A. First, K&L Gates and Parker manipulated Plaintiffs into relying on them for legal advice and then misled Plaintiffs about their rights and the Company's obligations under the Investor Rights Agreement and the Standstill and Lock-Up Agreement. 67. After the closing under the Merger Agreement, K&L Gates and Parker built trust with Weird Science and Wittekind by creating an attorney-client relationship with them and offering legal advice on, among other things, the Investor Rights Agreement, the Standstill and Lock-Up Agreement and applicable securities laws and regulations. The Weird Science managers and members (including Wittekind) were inexperienced in dealing with publicly traded companies, and neither Weird Science nor its members had separate legal counsel on securities matters.17 K&L Gates and Parker knew this about Weird Science and Wittekind and exploited their lack of experience to distract and dissuade them from understanding and asserting their rights under the Investor Rights Agreement and the Standstill and Lock-Up Agreement. 68. On August 31, 2018, at the direction of Parker, K&L Gates lawyer John Scarborough (Scarborough)18 emailed Wittekind (with a copy to Parker): In connection [with] [the Company]'s approaching uplisting to Nasdaq, and our review of Weird Science's ownership in [the Company], there is a Form 3 filing with respect to your position as a manager of Weird Science. We have attached the documents we need from you, which are (i) a power of attorney to make filings 17 Relevant to this First Amended Complaint, Lowenstein Sandler represented Weird Science only with respect to the Merger Agreement transaction. Lowenstein Sandler was not retained by Weird Science as securities counsel, and Weird Science did not seek?and Lowenstein did not render?securities legal advice outside of the Merger Agreement transaction. 18 At all relevant times alleged in this First Amended Complaint, Scarborough was an attorney in K&L Gates' Miami office, working under the direction and supervision of Parker.

33 with the SEC on your behalf and (ii) the Form 3 filing that you will need to make, jointly with Carl [Sandler], as a manager of Weird Science. This email was misleading for two reasons. First, the Company's common stock had been registered under Section 12(g) of the 1934 Act since 2011, so the Form 3 requirement for Wittekind was triggered by Weird Science's beneficial ownership of more than 10% of the Company's outstanding common stock after giving effect to the closing under the Merger Agreement, not the subsequent "uplisting to Nasdaq." Second, this Form 3 was not just being filed "with respect to [Wittekind's] position as a manager of Weird Science" and "jointly with Carl [Sandler], as a manager of Weird Science," it was a joint filing to report beneficial ownership by three reporting persons: (1) Wittekind, as a manager of Weird Science; (2) Sandler, as a director of the Company and as a manager of Weird Science; and (3) Weird Science as the direct beneficial owner of more than 10% of the Company's common stock. K&L Gates was aware of the third important reporting principle because the box denoting a greater than 10% beneficial owner (box 4) was checked, indicating the form was reporting the ownership of the 17,545,283 Merger Agreement Shares that were issued to Weird Science at closing (denoted in Line 1 of Table I of the Form 3). Sandler was not copied on Scarborough's email even though Sandler was a signatory on the same form, both in his capacity as a director of the Company and as a manager of Weird Science. In furtherance of the conspiracy, K&L Gates failed to advise Wittekind that a Schedule 13D filing was also required. Since the joint Form 3 filing referenced in Scarborough's email checked the "10% owner" box, K&L Gates was obviously aware that the 5% threshold for a Schedule 13D had been triggered. Had K&L Gates, Parker and Scarborough advised Wittekind and Sandler to make the required Schedule 13D filing, the terms of the Investor Rights Agreement (including the Rule 144 covenants and the registration right covenants), as well as the Standstill and Lock-Up Agreement (including

34 the Weird Science change in control definition, the lock-up exception for public resales under Rule 144 after six months and the right to immediately adopt a 10b5-1 sales plan) would have been expressly described in a narrative under Item 6 of Schedule 13D (Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer), not buried in an incomplete exhibit, and each of Wittekind and Sandler would have been required to sign a certification stating "after reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct." In other words, the provisions of the Investor Rights Agreement and the Standstill and Lock-Up Agreement, including the provisions that K&L Gates, at the behest of Sindlev, concealed from the Company's SEC filings, would have been placed right under the noses of Wittekind and Sandler to sign with a certification in a document to be filed with the SEC. The failure of K&L Gates to properly advise Wittekind and Sandler on the Schedule 13D requirement not only kept these provisions off the radar screen, it also placed Weird Science, Wittekind and Sandler at risk of potential noncompliance liability.19 69. The failure of K&L Gates to alert and advise Wittekind and Sandler of the Schedule 13D requirement cannot be chalked up to an oversight. K&L Gates and Parker advised RS Group and Sindlev in connection with the Merger Agreement, the Investor Rights Agreement and the Standstill and Lock-Up Agreement. RS Group filed a Schedule 13D on March 5, 2015, reporting its status as a greater than 5% beneficial owner. RS Group's execution and delivery of the Investor 19 In addition to the fiduciary duty K&L Gates owed to Wittekind in rendering legal advice, the Company had a contractual obligation with respect to all SEC filings required in connection with the Merger Agreement. In Section 6.11 of the Merger Agreement, the Company agreed to "make all filings and transmit all documents required under all federal and state securities laws and regulations with respect to the transactions contemplated by this Agreement, the Transaction Documents and all related agreements." The Transaction Documents included the Investor Rights Agreement and the Standstill and Lock-Up Agreement.

35 Rights Agreement and the Standstill and Lock-Up Agreement triggered a requirement for RS Group to file an amendment to its Schedule 13D "promptly" to report the material changes. Just like a Schedule 13D filed by Weird Science, Wittekind and Sandler would have required, a Schedule 13D amendment filed by RS Group and Sindlev would have required a narrative description of the Investor Rights Agreement and the Standstill and Lock-Up Agreement, including the provisions in the Standstill and Lock-Up Agreement that were concealed from the Company's January 17, 2018 Form 8-K. In furtherance of the conspiracy, upon information and belief, Sindlev, counseled by K&L Gates and Parker, failed to cause RS Group to file a Schedule 13D amendment to keep "out of sight and out of mind" the Rule 144 covenants and the registration right covenants under the Investor Rights Agreement and the lock-up exception for public resales under Rule 144 and the right to immediately adopt a 10b5-1 sales plan under the Standstill and Lock-Up Agreement. 70. The advice rendered by K&L Gates in connection with the Form 3 furthered the conspiracy for another significant reason. As of the date of Scarborough's August 31, 2018 email, more than six months had elapsed since the closing. As a result, Weird Science was then eligible to publicly resell shares pursuant to Rule 144, subject to the volume limitations for each 90-day period. This is precisely what Parker had emphasized as "$3,040,000 for [Weird Science] every 90 days" in response to liquidity concerns raised by Lowenstein Sandler during the pre-closing Merger negotiations. Despite (i) Parker's quantified liquidity proclamation (which was bolstered by Sindlev), (ii) the Rule 144 covenants in the Investor Rights Agreement and (iii) the lock-up exception in the Standstill and Lock-Up Agreement for Rule 144 sales after six months, K&L Gates failed to even mention Rule 144 in rendering the Form 3 advice to Wittekind. This willful concealment of what Parker himself had offered up as part of the overall bargain during the

36 negotiation was tortious conduct and a breach of fiduciary duty that K&L Gates owed to Wittekind in rendering advice in connection with the Form 3. 71. After the negotiations that took place prior to the closing, K&L Gates and Parker were aware there was a drastic conflict of interest between Sindlev (in his capacity as Company Chairman and as owner of RS Group) and Weird Science. Sindlev, on the one hand, was strongly opposed to any public resales by Weird Science and its members. Weird Science, on the other hand, was seeking as much liquidity as it could, as soon as it could. In rendering the Form 3 advice to Wittekind, K&L Gates and Parker never explained this conflict of interest or sought an informed waiver of it and never suggested that Wittekind seek advice from Lowenstein Sandler or other unconflicted legal counsel. Upon information and belief, these deficiencies were calculated and consistent with the conspiracy. Had Wittekind consulted with Lowenstein Sandler, they would have advised Wittekind that Weird Science had the contractual right to publicly resell as many shares as permitted under Rule 144 every 90 days, as promoted by Parker (and endorsed by Sindlev) during the negotiations. 72. Wittekind and Sandler ultimately executed powers of attorney, granting K&L Gates the authority to make SEC filings on their behalf (individually and on behalf of Weird Science). Wittekind and Sandler relied on K&L Gates to advise them of various SEC reporting requirements and to make SEC filings on behalf of Weird Science and its members. And K&L Gates did render such legal advice to Weird Science, Wittekind and Sandler and made SEC filings on their behalf several times, including in or about September 2018, January 2019, August 2019, June 2020, December 2020, January 2022, and May 2022. Not only was Weird Science permitted to publicly resell shares under Rule 144 during this entire period, but 50% of the Merger Agreement Shares issued to Weird Science at the closing (8,772,622 shares) were released from the lock-up on

37 February 16, 2019. In addition to failing to advise Wittekind and Sandler of Weird Science's right to sell as many shares as permitted under Rule 144 throughout this period, K&L Gates and Parker failed to alert them of the important Demand Right under the Investor Rights Agreement. 73. Having built an attorney-client relationship of trust with Weird Science, Wittekind and Sandler through advising them on SEC reporting requirements, K&L Gates and Parker began advising Weird Science, Wittekind and Sandler on broader issues, including their rights to sell their Merger Agreement Shares and other rights and obligations under the Investor Rights Agreement and the Standstill and Lock-Up Agreement. From Wittekind's point of view, K&L Gates and Parker jointly represented the Plaintiffs along with the Company (and others) on these issues. But unbeknownst to Wittekind, K&L Gates and Parker, in coordination with Sindlev and Abildgaard, intentionally sought to mislead the Plaintiffs through continued legal advice. 74. On or around January 3, 2019 and June 17, 2019, Sindlev caused his RS companies to exercise warrants, which triggered a tranche of Earn-Out Shares for Weird Science. In connection with each tranche of Earn-Out Shares, K&L Gates (Parker and Scarborough) notified Weird Science of their rights to Earn-Out Shares under the Merger Agreement and prepared and filed the corresponding SEC Form 4 filings in January 2019 and August 2019. 75. On or about October 9, 2019, Sandler contacted Parker to inquire about when and how Weird Science could sell their Merger Agreement Shares, and Wittekind emailed Parker to seek assistance with gifting Merger Agreement Shares to friends and family and transferring Merger Agreement Shares to the Trusts. Without clarifying his role as legal counsel for the Company and Sindlev or alerting Sandler and Wittekind that their inquiries would not be privileged or confidential, Parker readily offered legal advice and assistance on these issues but then turned around and leaked Wittekind and Sandler's inquiries to Sindlev. Sindlev in turn

38 immediately (on October 9) emailed Gumrukcu with a copy to Parker, seeking to persuade Gumrukcu to convince Wittekind and Sandler not to sell: "Dear Serhat, I have had a conversation with Clay about Carl & Anderson's call to Clay about selling some of their shares in [the Company]. First of all, I want to say, it's a super delicate time to sell any number of shares (not to say, publicly announce it). . . . They should talk to me and tell me what and how much they want to sell. I might be able to place the shares in a private placement with long-term investors. Then we satisfy Carl [Sandler] and Anderson [Wittekind]?and then it has no impact and negative down effect on the share price. . . . Lots of love, Rene Sindlev". 76. On October 10, 2019, Parker picked up on his email chain with Wittekind, who had specifically asked whether the Merger Agreement Shares were subject to transfer restrictions: "Anderson, The [Company] shares are for a US public company which is a ?C' corporation. The shares are currently restricted shares under the Securities Laws. I would be happy to discuss this directly with your [trust] lawyer if that would be helpful." When Wittekind followed up to confirm a portion of the shares had been unrestricted (referring to § 3.1(a) of the Standstill and Lockup Agreement, which released 50% of Weird Science's Merger Agreement Shares from the Lock-Up covenant on February 16, 2019), Parker responded: "Anderson, You are correct in that a portion of the shares are unrestricted from a contractual stand[point], however, they are ?Restricted Shares' from a Securities Law standpoint. You are able to transfer them, however, there are some restrictions on [the] sale by the transferee." Parker clarified in a follow-up email on the chain that he was referring to Rule 144. From the conversation with Wittekind and Sandler, Parker was aware that Weird Science wanted to sell shares. Parker was also aware that (a) the Standstill and Lock-Up Agreement permitted Weird Science to publicly resell shares under Rule 144 (the six-month holding period having long since elapsed); (b) the Investor Rights Agreement obligated the

39 Company to use commercially reasonable efforts to facilitate such Rule 144 resales, including the delivery of a legal opinion that Parker himself would be rendering as the Company's counsel; and (c) the Demand Right was available for 50% of the Merger Agreement Shares issued to Weird Science at the closing (a total of 8,772,622 shares). Once again, despite the obvious conflict of interest given Parker's status as counsel for the Company and Sindlev, he never clarified his role or alerted Wittekind to the conflict or the risks attendant to the lack of privilege or confidentiality, and he never advised Wittekind to seek advice from Lowenstein Sandler or other independent counsel. Parker intentionally made no mention of the Rule 144 covenants or the Demand Right under the Investor Rights Agreement because that may have resulted in Weird Science publicly reselling Merger Agreement Shares, and Parker?at the behest of Sindlev and Abildgaard?sought to deprive Weird Science, its members (such as Wittekind) and their Affiliates (such as the Trusts) and their successors and assigns of their rights under the Investor Rights Agreement to prevent any such public resale. 77. On or around February 16, 2020, the Lockup Period expired under § 3.1(b) of the Standstill and Lockup Agreement, and the remainder of Weird Science's Merger Agreement Shares were no longer subject to the restrictions under §§ 3.2 and 3.3 regarding Permitted Dispositions and Permitted Transfers. 78. On April 20, 2020, Sandler (with a copy to Wittekind and Gumrukcu) emailed Parker and Scarborough to notify them (and by extension, the Company) of Weird Science's intent to distribute shares to its members (Sandler, Wittekind, and Gumrukcu), and that each of them would initiate 10b5-1 plans (such plans meant to provide stockholders with an affirmative defense against any claims of trading on MNPI) so they could individually sell their respective Merger Agreement Shares. Sandler also requested a Rule 144 legal opinion from K&L Gates.

40 79. In response, Scarborough wrote (with a copy to Parker): "That sounds good. Thank you for looping us in, and we can certainly help. Given the complexity of the transactions, I thought it would be helpful to lay out a few points so everyone can be on the same page." Scarborough went on to explain certain logistics involving the physical stock certificates, distribution from Weird Science to the members, and the respective SEC Form 4 filings that K&L Gates would make on their behalf within 48 hours of the distribution. Despite the Rule 144 covenants in the Investor Rights Agreement that required the Company to deliver legal opinions, Scarborough explained that K&L Gates could not issue any legal opinions at that time but expected to be able to in or around May 18, 2020. Again, neither Parker nor Scarborough (a) clarified their role as counsel for the Company and Sindlev, (b) identified the conflict of interest, (c) explained the risks related to privilege and confidentiality or (d) advised Sandler or Wittekind to seek advice from Lowenstein Sandler or other independent legal counsel. In addition, neither Parker nor Scarborough made any mention of the Rule 144 covenants or the Demand Right under the Investor Rights Agreement (which by this time would have applied to all shares held by Weird Science as of such date, a total of 22,445,397 shares) that would have enabled Weird Science and its members (such as Wittekind) and their Affiliates (such as the Trusts), and their respective successors and assigns to publicly resell Merger Agreement Shares. Parker and K&L Gates' material omissions here were the result of their conspiracy with Sindlev and Abildgaard to deprive Weird Science, its members (such as Wittekind) or their Affiliates (such as the Trusts) of their rights under the Investor Rights Agreement to prevent any such public resale. 80. Between May 13, 2020 and May 30, 2020, Weird Science worked with K&L Gates and its broker J.P. Morgan to distribute the Merger Agreement Shares it had received at the closing pro rata to its members (Sandler, Wittekind, and Gumrukcu). Parker and Scarborough were copied

41 on all emails with Weird Science's broker at J.P. Morgan, which handled the transfer and re-issuance of the physical certificates in the names of the individual Weird Science members, and K&L Gates confirmed in writing that they were handling the SEC Form 3 and Form 4 filings on behalf of Weird Science, Sandler, Wittekind, and Gumrukcu.20 On or about May 29, 2020, Weird Science assigned 3,509,056 Merger Agreement Shares to Wittekind (in the pro rata distribution to the Weird Science members) with the full knowledge and understanding of Parker, K&L Gates and the Company. Knowing that Weird Science and its members were relying on K&L Gates and Parker, and even though K&L Gates was facilitating Weird Science's distribution of a portion of the Merger Agreement Shares to its individual members, Parker (again) intentionally made no mention of the Rule 144 covenants or the Demand Right or Piggyback Rights because K&L Gates and Parker were conspiring with Sindlev and Abildgaard to deprive Weird Science and its members of their rights under the Investor Rights Agreement to prevent them from publicly reselling shares. Again, in failing to give complete, non-misleading advice on this issue, neither Parker nor Scarborough clarified its role as counsel for the Company and Sindlev, disclosed the conflict of interest or advised the members of Weird Science to seek advice from Lowenstein Sandler or other independent counsel.21 20 In a May 22, 2020 email, Scarborough (with a copy to Parker) told Wittekind that K&L Gates would use the powers of attorney and EDGAR codes obtained for Wittekind and Sandler "when we made previous filings on your behalf as managers of Weird Science," and "[a]fter the distribution from Weird Science the [Form 4] filings will be made in your individual names." K&L Gates ultimately did not make any SEC filings on behalf of Wittekind and Sandler in June 2020, presumably due to SEC Rule 16a-13, which provides that no Form 4 is necessary to report a mere change in the form of beneficial ownership from indirect to direct. K&L Gates did, however, file the Form 3 on behalf of Gumrukcu. 21 Although Wittekind and the Trusts are clearly entitled to the registration rights under the Investor Rights Agreement (either as Permitted Transferees or as successors or assignees entitled to such rights), to the extent it is determined otherwise, given the legal advice rendered by K&L Gates in connection with the pro rata distribution to the Weird Science members, each such member would have a prima facie case of legal malpractice and gross negligence against K&L Gates for not

42 81. On May 27, 2020, Wittekind emailed Scarborough, notifying K&L Gates (and by extension, the Company) of his plan to transfer Merger Agreement Shares into certain of the Trusts and seeking legal advice and assistance in executing those transfers. On May 28, 2020, Scarborough replied (with a copy to Parker): "Hi Anderson, We would be happy to help get the shares split up into the [Trusts]. . . ." Scarborough went on to explain the logistics of these transfers and said: "I am assuming that the estate planning transfers will happen after the shares are distributed out of Weird Science, but please let me know if this is not the case. We will also have to make [SEC] filings to reflect all of this, but I am hoping we can combine as much as possible to reduce the number of filings that need to be made." Wittekind then coordinated a joint call with Scarborough, Parker and his broker at J.P. Morgan to coordinate the Trust transfers. 82. On June 26, 2020, the J.P. Morgan broker for Weird Science and Wittekind emailed Scarborough and Parker about the impending transfer of Merger Agreement Shares from Wittekind to his family and friends (as gifts) and to the Trusts. The J.P. Morgan broker specifically asked Scarborough and Parker whether the transfers required a legal opinion from K&L Gates stating that the law firm (on behalf of the Company) was giving permission for the transfers; how long the Merger Agreement Shares would be "restricted"; and what steps K&L Gates and the Company had taken to "clean" the restricted Merger Agreement Shares. On information and belief, Scarborough and Parker told or otherwise indicated to the J.P. Morgan broker that no legal opinion was required for the transfer from Weird Science to its members and that the Merger Agreement Shares would be restricted until sold under Rule 144. Again, neither Parker nor Scarborough mentioned possible resales under Rule 144 (including the Rule 144 covenants) or the available properly advising Weird Science and its members of the risk that the pro rata distribution could have disqualified the members from asserting the registration rights.

43 Demand Right under the Investor Rights Agreement. And again, neither Parker nor Scarborough identified the conflict of interest with the Company and Sindlev. 83. On June 29, 2020 and July 3, 2020, Sandler emailed Scarborough, asking for legal advice on Sandler's 10b5-1 plan under which he sought to sell the Merger Agreement Shares distributed to him from Weird Science. On July 4, 2020, Scarborough replied: "Hi Carl, . . . I think there is still some confusion with the concept of the 10b-5 plan and selling shares, so I figured it would be helpful if I just summarize a few legal points as to ?affiliate'' (including yourself as a director) sales of stock, which I think should clear up a lot of your questions." Scarborough then went on for several paragraphs advising Sandler on both 10b5-1 and Rule 144 restrictions, after which Scarborough concluded: "There is no other legal way for an affiliate to sell shares through a broker other than in this [Rule 144] manner." Scarborough made no mention of the available Demand Right or, more importantly in this instance, the Piggyback Rights, even though on July 4, 2020, K&L Gates was already counseling the Company in connection with the 2020 Lincoln Park RRA that was signed just four days later on July 8, 2020, with the July 2020 Registration Statement (under which Plaintiffs were entitled to include all or any portion of their Merger Agreement Shares) being filed on July 13, 2020 (discussed more in Section III.A below).22 Consistent with the conspiracy and prior advice rendered by K&L Gates to Wittekind and Weird Science, Scarborough never clarified his role as counsel for the Company and Sindlev, never identified or sought an informed waiver of the conflict of interest, and never advised Sandler to seek advice from Lowenstein Sandler or other independent legal counsel. 22 Parker and K&L Gates presented the Company with the opportunity leading up to the July 2020 Registration Statement on or before July 2, 2020, when a slide deck was circulated to the Company's board.

44 84. On or about July 28, 2020, Wittekind assigned 633,921 Merger Agreement Shares to the Wittekind 2020 Annuity Trust. On August 24, 2020, Wittekind notified Scarborough, Parker and the Company's Chief Financial Officer Luisa Puche that, following the assignment, he had initiated the transfer of the stock in the name of the Wittekind 2020 Annuity Trust and asked: "What do we need to provide for disclosure purposes etc?" Wittekind thereafter provided the requested information to Scarborough, Parker and Puche. Wittekind similarly gave notice to Scarborough, Parker and/or the Company of each subsequent assignment of Merger Agreement Shares from Wittekind to the Trusts: on or about October 28, 2020, Wittekind assigned 450,568 Merger Agreement Shares to the Dybul Annuity Trust; on or about February 21, 2021, he assigned 50,000 Merger Agreement Shares to the Mabry Annuity Trust; and on or about December 14, 2021, he assigned 366,079 Merger Agreement Shares to the Wittekind 2021 Annuity Trust. 85. On or about October 24, 2020, Wittekind prepared a draft 10b5-1 sales plan through his broker at J.P. Morgan.23 Consistent with the incorrect and misleading advice from K&L Gates, Wittekind understood that he and his spouse Gumrukcu could only resell without registration under Rule 144 (and its corresponding limitations), and Wittekind prepared the draft 10b5-1 plan to reflect this misunderstanding. Wittekind sent the draft plan to Scarborough and 23 As described elsewhere in this First Amended Complaint, the Standstill and Lock-Up Agreement signed at the closing contained a provision expressly providing that Weird Science could adopt a 10b-5 sales plan immediately, so long as no sales were made until six months after the closing. This provision was never disclosed in the Company's SEC reports. Upon information and belief, the Company, counseled by K&L Gates and Parker, intentionally concealed this provision to prevent the Plaintiffs from adopting a 10b-5 plan and selling shares under Rule 144 much sooner.

45 Parker (with a copy to Puche) seeking approval of the sales plan.24 On October 26, 2020, Scarborough responded, making no mention of the Rule 144 covenants or the available Demand Right or Piggyback Rights, even though by this time the Company had already filed the July 2020 Registration Statement under which Plaintiffs were entitled to include all or any portion of their Merger Agreement Shares (discussed more in Section III.A below). Consistent with the conspiracy and prior advice rendered by K&L Gates, Scarborough never clarified his role as counsel for the Company and Sindlev, never identified or sought an informed waiver of the conflict of interest and never advised Wittekind to seek advice from Lowenstein Sandler or other independent legal counsel. 86. From at least September 2018 through June 21, 2022,25 Parker and K&L Gates had an express and implied attorney-client relationship with the Plaintiffs, in which the Plaintiffs sought, and Parker and K&L Gates rendered, legal advice on SEC reporting requirements regarding the Merger Agreement Shares, broader securities laws and regulations, and the Plaintiffs' rights and obligations under the Investor Rights Agreement and the Standstill and Lock-Up Agreement. K&L Gates and Parker readily offered this legal advice and often did so preemptively, without any request by the Plaintiffs. As a result, it was reasonable for the Plaintiffs 24 As Gumrukcu's spouse residing in the same household, Wittekind was subject to the Company's insider trading policy, which required advance Company approval of any 10b5-1 sales plan involving the Company's shares. 25 The relationship between the Plaintiffs and the Company began to fall apart in late May 2022 after criminal charges were brought against Gumrukcu and a report was published by short seller Hindenburg Research. June 21, 2022 was the first and only time K&L Gates and Parker clarified that they only represented the Company (and not any Plaintiffs). Even this clarification was deficient because it was directed to a representative of the transfer agent (not a confidential communication to any of the Plaintiffs), and K&L Gates and Parker were representing RS Group and Sindlev, not the Company, in the applicable transaction for which Parker finally decided clarification was necessary.

46 to rely on this advice, and K&L Gates and Parker either knew or should have known that the Plaintiffs were relying on this advice. At all relevant times, K&L Gates and Parker intentionally offered Plaintiffs the legal advice described herein and never said or implied that K&L Gates and Parker only represented the Company, Sindlev or Abildgaard to the exclusion of or in conflict with the Plaintiffs, or that Plaintiffs should have consulted or retained independent counsel about any of these issues, as required by the Florida Rules of Professional Conduct applicable to Scarborough and Parker.26 B. Second, Sindlev and Abildgaard manipulated Plaintiffs into believing that their rights under the Investor Rights Agreement and the Standstill and Lock-Up Agreement were subject to the Company's discretion. 87. As K&L Gates and Parker improperly concealed the rights of the Plaintiffs to sell under Rule 144 and the Plaintiffs' registration rights (including concealment from the Company's SEC reports), Sindlev and Abildgaard worked a different angle. Knowing that Plaintiffs viewed them as the controlling arms of the Company, Sindlev and Abildgaard manipulated Plaintiffs into believing they (Sindlev and Abildgaard) needed to approve any sale of restricted securities under Rule 144 before K&L Gates would issue a legal opinion to the transfer agent that the applicable resales were exempt from registration under the 1933 Act. 26 See Florida Rules Regulating the Florida Bar, Chap. 4, Rules of Professional Conduct 4-1.13(a), (d) and Comment ("A lawyer employed or retained by an organization represents the organization acting through its duly authorized constituents. . . . In dealing with an organization's directors, officers, employees, members, shareholders, or other constitutes, a lawyer shall explain the identity of the client when the lawyer knows or reasonably should know that the organization's interests are adverse to those of the constituents with whom the lawyer is dealing. . . . There are times when the organization's interest may be or becomes adverse to those of 1 or more of its constituents. In such circumstances the lawyer should advise any constituent whose interest the lawyer finds adverse to that of the organization of the conflict or potential conflict of interest that the lawyer cannot represent such constituent and that such person may wish to obtain independent representation.")

47 88. As set forth above (see supra ¶ 75), on or around October 9, 2019, Sandler and Wittekind contacted Parker to inquire about when and how Weird Science could sell their Merger Agreement Shares. Parker turned around and leaked the inquiries to Sindlev, who in turn immediately emailed Gumrukcu (with a copy to Parker) to pressure Wittekind and Sandler not to sell any shares. This scenario was common. Starting with the shares that were privately sold by Gumrukcu Health to Paseco on the date of the closing under the Merger Agreement and the Private Placement and at every opportunity thereafter, Sindlev and Abildgaard implored Weird Science and its members and their affiliates that any public sale of RENB Shares by an insider (which requires a public reporting of the sale on SEC Form 4s) would negatively impact the share price,27 and that any such public sales should be delayed until the amorphous "right time." Plaintiffs in turn sought to appease Sindlev and Abildgaard, believing that they (Sindlev and Abildgaard) had to bless any Rule 144 legal opinions by K&L Gates and therefore could interfere or block any sale of Merger Agreement Shares under Rule 144. Of course, the opposite is true. As described throughout this First Amended Complaint, the Rule 144 Covenants that were concealed from the Plaintiffs obligated the Company to use commercially reasonable efforts to "fully cooperate" with resales under Rule 144, "including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to [the Company's] transfer agent . . ." There is no discretion for the Company, no discretion for K&L Gates or Parker, and certainly no discretion for Sindlev or Abildgaard. 27 As described above (see supra ¶ 63), Sindlev and Abildgaard convinced approximately 200 investors to buy into the Company at $8/share with the promise of a $40/share price return within 3 years. This, however, did not stop Abildgaard from taking advantage of Gumrukcu Health and the investors he solicited by buying shares at $5.00 on the same date.

48 89. Another way Sindlev and Abildgaard interfered with Plaintiffs' ability to liquidate their Merger Agreement Shares was with respect to their 10b5-1 plans. Each Weird Science member, including Wittekind, prepared a 10b5-1 plan. As referenced above, based on the incorrect and misleading advice of K&L Gates, Wittekind's draft plan assumed he and Gumrukcu could only sell Merger Agreement Shares under Rule 144, which has strict volume limitations. Wittekind's November 2020 draft 10b5-1 plan, therefore, covered only the sale of 300,000 shares with a minimum sale price of $6/share (meaning Wittekind and Gumrukcu could only sell if the RENB share price was $6/share or more). As referenced above, given his status as Gumrukcu's spouse, the Company's insider trading policy required the 10b5-1 plan be approved by the Company and input was sought and provided by K&L Gates in satisfaction of the insider trading policy.28 Upon learning of Wittekind's $6 limit price, Sindlev and Abildgaard manipulated Wittekind into increasing the plan's minimum sale price to $40/share. On information and belief, Sindlev and Abildgaard's pressure on Wittekind was intended to make it impossible or at least highly unlikely that he could ever sell his Merger Agreement Shares under Rule 144 (consistent with the objective of the conspiracy). Again, wanting to appease Sindlev and Abildgaard given the Rule 144 restrictions, Wittekind reluctantly agreed to their intimidation and demands. On or 28 Among other things, the Company's insider trading policy provides that in connection with a 10b-5 plan adopted by a "restricted employee," the Company "will want to: 1. Review the Proposed Arrangement . . . 2. Add additional safeguards . . . 3. Consider a public announcement . . . 4. Establish Section 16, Rule 144 etc. Procedures with Parties . . ."

49 around November 19, 2021, Wittekind and Gumrukcu executed a 10b5-1 plan to sell 300,00029 shares at a $40/share limit price.30 90. Sandler, then a manager of Weird Science and a director of the Company, also adopted a 10b5-1 plan on or around November 19, 2021, which had a $9/share limit price for 50,000 RENB Shares. Unlike Wittekind, Sandler did not share his plan with Sindlev or Abildgaard, and such plan resulted in Sandler selling approximately 8,719 RENB Shares on February 18, February 23, and March 22, 2022 under Rule 144. Consistent with Sandler's 10b5-1 plan, the sale prices were between $9.00 and $9.06 per share, with all transactions reported on SEC Form 4s. When Sindlev and Abildgaard found out, they were livid: after each of Sandler's transactions, Sindlev or Abildgaard sent aggressive and intimidating emails to Weird Science and their members, warning them against any public sale of their Merger Agreement Shares. On March 25, 2022, following retaliatory pressure from Sindlev and Abildgaard (because of his lawful Rule 144 sales that the Company was contractually obligated to facilitate), Sandler resigned his positions as a Weird Science manager and a Company director. 91. In furtherance of the conspiracy, and to counter Sandler's public resales of Merger Agreement Shares (and public reporting of those resales), Sindlev and Abildgaard took steps to 29 At the time, the 300,000 shares reflected roughly only 1.6% of the Merger Agreement Shares beneficially owned by Wittekind and Gumrukcu (including shares held by Wittekind as sole trustee of the Trusts). 30 At this time, the Company had already filed the July 2020 Registration Statement without giving Weird Science and Wittekind their contractual notice of Piggyback Rights. Had the Company given such notice, everything would have played out differently: Wittekind and Weird Science would have included all or substantially all their shares in the registration statement, while reserving the right to sell shares under Rule 144, and Wittekind would not have been beholden to the manipulative and intimidating demands of Sindlev and Abildgaard. Thus, had the Company not breached the Investor Rights Agreement and had Sindlev and Abildgaard not manipulated and intimidated Wittekind, the 10b5-1 sales plan of Wittekind and Gumrukcu would have looked entirely different (both with respect to the number of shares and the limit price).

50 further mislead investors and the market with respect to the value of the Company's common stock. In or around April 2018, Sindlev (through RS Group) and Abildgaard had invested in a joint venture (GWRS Holdings LLC) with Gumrukcu and Wittekind, wherein RS Group loaned $1 million to GWRS Holdings. After Sandler's February 2022 public resales, Sindlev wanted Gumrukcu to personally repay the loan (even though Gumrukcu was neither the creditor nor guarantor for the loan) with Company common stock, so that Sindlev in turn could report the purchase on an SEC Form 4. According to Sindlev and Abildgaard, such a purchase by the Company Chairman "will look very good," and an "sec filing asap" reporting the Chairman acquiring shares would be "a very helpful counter announcement" to Sandler's sales. Wanting to please Sindlev and Abildgaard, Gumrukcu agreed. Sindlev proclaimed in an email that, with respect to the transfer of shares, "we don't need to write for what [on the Form 4]." On May 20, 2022, with the assistance of Parker and K&L Gates, Sindlev filed a Form 4 reporting that he "purchased" 128,493 shares of common stock through RS Group for $8.00 per share on May 18, 2022. 92. As Sindlev, Parker, and K&L Gates were obviously aware, RS Group was not purchasing shares but accepting shares in exchange for RS Group's discharge of the loan made to GWRS Holdings. There was meant to be a simultaneous purchase of 125,000 shares by RS Arving, another Danish holding company controlled by Sindlev, for $1 million in cash on the same date. The distinction between the proposed cash purchase by RS Arving and the proposed debt satisfaction owed to RS Group was made in the pre-clearance forms submitted under to the Company's Insider Trading Policy on or around May 18, 2022. In those pre-clearance forms, Sindlev (through an RS Group associate) designated the RS Arving transaction as "PURCHASES" and the RS Group transaction as "OTHER." Sindlev's Form 4 (prepared by Parker and K&L

51 Gates), on the other hand, used the transaction code "P" (for purchase, see Form 4 Column 3 of Table I) for both transactions. The closing price of the common stock on May 18, 2022 was $5.91, and yet Sindlev's Form 4 reflected an $8/share price. Thus, this is just like the February 2018 Private Placement for which Sindlev and Abildgaard solicited investors to buy in at $8/share while at the same time Abildgaard/Paseco secretly purchased 200,000 Gumrukcu Health shares for $5/share. Here, Sindlev and his RS companies intentionally misled investors and the market that he was purchasing (using cash) 253,493 shares at an inflated price of $8/share when more than half those shares involved no exchange of money at all.31 C. Third, the Company (with the help of K&L Gates and Parker) concealed material information about the Investor Rights Agreement and the Standstill and Lock-Up Agreement from the Company's SEC reports. 93. As part of the conspiracy to deprive the Plaintiffs of their rights under the Investor Rights Agreement, the Company, counseled by K&L Gates, took steps to mislead the Plaintiffs and the public market about those same rights. 94. As mentioned above, the Company never disclosed the provisions that were added to the Standstill and Lock-Up Agreement after the Company filed its Form 8-K on January 17, 2018. As a result, the market was never informed of (a) the definition of a change in control of Weird Science that would have resulted in a breach of the lock-up covenant; (b) the exception to 31 These transactions were ultimately cancelled, and no shares or cash was transferred between Sindlev (or his RS companies) and Gumrukcu. On July 18, 2022, almost two months after the filing of the misleading Form 4, Sindlev filed another Form 4 to disclose that the proposed transaction with RS Group was "to satisfy a debt owed to the reporting person," using the transaction code "J" (to report "other transaction), but the transaction was cancelled. Even this corrected disclosure was inaccurate because the GWRS Holdings debt was owed to RS Group, not Sindlev, who was the only reporting person on the Form 4. Notably, while K&L Gates and Parker prepared and filed a Form 4 on behalf of Gumrukcu on May 20, 2022, they failed to file an amended Form 4 confirming that the transactions with respect to Gumrukcu were cancelled and (despite their obvious attorney-client relationship with Gumrukcu) never advised him that such an amended was required.

52 the lock-up covenant for market transactions (i.e., public resales) by Weird Science and RS Group under Rule 144 after six months; or (c) the right of Weird Science to adopt a 10b5-1 sales plan immediately after the closing so long as no sales were effected until six months after the closing.32 Upon information and belief, the Company, counseled by K&L Gates and Parker, intentionally concealed this information for the same reason K&L Gates failed to advise Weird Science and RS Group to file a Schedule 13D?to keep the provisions out of sight and out of mind and to minimize the risk that Weird Science and its members would seek to enforce their rights to resell the Merger Agreement Shares. Upon information and belief, Sindlev instructed K&L Gates to conceal the change in control definition so that Sindlev could assert influence over Gumrukcu to dissuade Weird Science, Wittekind and Sandler from selling shares. 95. Under Item 601(b)(10)(i) of Regulation S-K,33 the Company is required to include "[e]very contract not made in the ordinary course of business that is material to the registrant and is to be performed in whole or in part at or after the filing of the registration or report" as an exhibit to each Form 10-K filing. 96. As required, the Investor Rights Agreement and the Standstill and Lock-Up Agreement were both included as material contracts in the Company's first two Form 10-Ks filed after the closing under the Merger Agreement (filed on October 10, 2018 and September 30, 2019, respectively). However, the Company removed both agreements from the list of material contracts in the Form 10-K filed on September 23, 2020 while adding the 2020 Lincoln Park RRA and the 32 Upon information and belief, had these provisions been included in the Standstill and Lock-Up Agreement that was filed with the Company's SEC reports, Weird Science would have (a) adopted a 10b5-1 plan during the six-month window after the closing and (b) started selling under Rule 144 after six months in accordance with the 10b5-1 plan to obtain the "$3,040,000" of liquidity every 90 days that was promoted by Parker and endorsed by Sindlev during the negotiations. 33 See 17 CFR 229.601(b)(10)(A).

53 Purchase Agreement governing the 2020 Lincoln Park ELOC to the list. The removal of the Investor Rights Agreement and the Standstill and Lock-Up Agreement from the Form 10-K filed on September 23, 2020 was a serious and blatant violation of SEC regulations and, upon information and belief, was calculated to conceal the Demand Right and the Piggyback Rights in the Investor Rights Agreement in furtherance of the conspiracy. 97. As referenced elsewhere in this First Amended Complaint, the July 2020 Registration Statement was filed with the SEC on July 13, 2020 and became effective on July 20, 2020. Under the Investor Rights Agreement, the Piggyback Rights entitled Weird Science and Wittekind to include all or any portion of their Merger Agreement Shares in the July 2020 Registration Statement. Upon information and belief, the Company, counseled by K&L Gates and Parker, removed the Investor Rights Agreement and the Standstill and Lock-Up Agreement from the list of material contracts not only to conceal the Demand Right and the Piggyback Rights from the Plaintiffs, but to conceal such rights from potential equity financing sources as well as the public market in general. 98. As a smaller reporting company, the Company was not required to include risk factor disclosure in the Form 10-Ks filed on October 10, 2018 and September 30, 2019. However, the July 2020 Registration Statement on Form S-3 required risk factor disclosure in accordance with Item 105 of Regulation S-K.34 The Piggyback Rights and the Demand Right were, and continue to be, fundamental risk factors for any investor in the Company's stock for the precise reason Parker articulated in his January 3, 2018 email: an overhang on the market or an imbalance on the sell side [] could put downward pressure on the price. Rather than comply 34 One of the benefits of a Form S-3 registration statement is to ability to "incorporate by reference" SEC reports filed by the issuer, including Form 10-K reports.

54 with the SEC disclosure regulation of Form S-3 and Item 105 of Regulation S-K, which required disclosure that the Plaintiffs had Piggyback Rights and the Demand Right, the Company, counseled by K&L Gates and Parker, included a misleading boilerplate risk factor that read "[a] significant portion of our Common Stock is held in restricted form, and consequently a minority of our outstanding Common Stock actively trades in the public markets. Sales of a substantial number of such shares of our Common Stock in the public market could occur at any time. While a large majority of such shares are unregistered and subject to volume restrictions on sale pursuant to Rule 144 under the Securities Act, these restrictions could be lifted if any of our stockholders ceased to be bound by such restrictions." The failure to reference the Piggyback Rights and the Demand Right was a serious and blatant violation of Rule 408(a) under the 1933 Act35 because Weird Science and its members not only had the right to piggyback into the subject Form S-3, but they also had the right to demand an immediate registration of all their shares of Common Stock. The July 2020 Registration Statement expressly incorporated the Company's Form 10-K filed on September 30, 2019 by reference into the Form S-3, so the Investor Rights Agreement, which was included as an exhibit in the September 30, 2019 10-K, was part of the Form S-3 itself. In addition, the Company's proxy statement filed on May 22, 2020, disclosing Weird Science as the direct owner of 22,445,397 shares (48.27%), was also expressly incorporated by reference into the July 2020 Registration Statement. At the $4.11 closing price on the July 20, 2020 effective date of the July 2020 Registration Statement, a sale of all 22,445,397 Weird Science shares would have resulted in gross proceeds of $92,250,582. The Company's disclosure of a risk 35 See 17 CFR § 230.408(a) ("In addition to the information expressly required to be included in a registration statement, there shall be added such further material information, if any, as may be necessary to make the required statements, under the circumstances under which they are made, not misleading.")

55 that insiders may cease to be subject to Rule 144 volume limits without mentioning that a principal stockholder has the right to include 48.27% of the Company's outstanding stock in the current registration or a separate demand is unequivocally misleading. 99. Once again, this colossal omission cannot be chalked up to an oversight. When the Company had an opportunity to clean this up in the Form 10-K it filed on September 23, 2020, it took a drastic step in the other direction in furtherance of the conspiracy. Rather than modify the risk factor to make it accurate by referencing the Piggyback Rights and the Demand Right, the Company, counseled by K&L Gates and Parker, decided to simply remove the Investor Rights Agreement and the Standstill and Lock-Up Agreement from the list of material contracts,36 hoping that nobody would notice. Until Plaintiffs' counsel notified Parker of this violation on December 28, 2022, nobody did. 36 The status of the Investor Rights Agreement and the Standstill and Lock-Up Agreement as material contracts under Item 601(b)(10)(i) as of September 23, 2020 is not a topic subject to reasonable debate. The Demand Right alone gave the Plaintiffs the right to demand an immediate registration of a total of up to 18,744,226 Merger Agreement Shares (4,900,114 held by Weird Science, 3,398,056 held by Wittekind and 10,446,171 held by Gumrukcu), comprising approximately 40.2% of the Company's 46,636,976 outstanding shares, all as of October 21, 2020 as reported in the Company's Form 10-K/A filed on October 28, 2020. Based on the closing price of the RENB Shares on such date ($3.36), the aggregate notional price for the shares subject to the Demand Right was $62,980,599, more than three times the $20 million aggregate amount of the shares subject to the 2020 Lincoln Park RRA, which the Company and K&L Gates deemed to be a material contract under Item 601(b)(10)(i). Even if one accepts the erroneous proposition that the shares held by Wittekind, the Trusts and Gumrukcu were not entitled to the Piggyback Rights and the Demand Right, the 4,900,114 Weird Science shares themselves accounted for 10.5% of the Company's outstanding with a notional sale price of $16,464,383 (4,900,114 x $3.63). Although that is slightly less than the $20 million amount of the 2023 Lincoln Park ELOC, in this hypothetical comparison (for illustration purposes only) the $16,464,383 could be sold pursuant to the Demand Right in one transaction, while the 2023 Lincoln Park ELOC had significant limits on the number of shares that could be sold, including an overall limit to prevent Lincoln Park from owning more than 9.9% of the outstanding RENB Shares. As for the Standstill and Lock-Up Agreement, the standstill covenant binding Weird Science remained effective through February 16, 2022.

56 100. Upon information and belief, K&L Gates and Parker were likely aware that, under Section 408 of the Sarbanes-Oxley Act,37 the SEC is required to review each public company's reports (including Form 10-Ks) at least once every three years. Since the SEC reviewed and commented on the Company's Form 10-K filed on September 30, 2019 (for which the SEC sent the Company a comment letter on February 11, 2020), there was an extremely low risk that the SEC would review the Form 10-K filed on September 23, 2020 and uncover the Item 601(b)(10)(i) deficiency. The improper removal of the Investor Rights Agreement and the Standstill and Lock-Up Agreement also evaded the detection of H.C. Wainwright & Co., the placement agent in the $29 million RDO that was announced on June 14, 2021 and closed on June 16, 2021 for $7.50 per share, as well as the investors who signed purchase agreements in the RDO. Upon information and belief, the removal of the Investor Rights Agreement went unnoticed because the Form 10-K filed on September 23, 2020 (and the exhibit list of material contracts included therein) was the most recent annual report at the time of the closing of the RDO. Since the Form 10-K that was filed on September 23, 2020 was incorporated by reference into the July 2020 Registration Statement, this Form S-3 failed to include all required information at the time the Rule 424(b)(5) prospectus supplement was used to sell the shares to the investors in the RDO.38 101. As of the date of this First Amended Complaint, the Company has still not corrected this significant SEC reporting deficiency. III. As an Objective of the Unlawful Scheme, the Company Breached the Investor Rights Agreement by Intentionally Failing to Give Notice of the Piggyback Rights Twice and Took Steps to Breach the Agreement for a Third Time. 37 See 15 USC § 7266. 38 The date of that prospectus supplement was June 14, 2021.

57 A. At the time of the July 2020 Registration Statement, Weird Science and Wittekind Were Holders of Registerable Securities and Entitled to Notice of Their Piggyback Rights. 102. On July 13, 2020, the Company filed an S-3 Registration Statement to register up to $50 million of Company common stock for sales to the public in a shelf registration under Rule 415 (Registration No. 333-239837), which became effective on July 20, 2020. This was a "Registration Statement" within the meaning of Section 7.2(c) of the Investor Rights Agreement, triggering the Company's contractual obligation to give Holders of Registrable Securities written notice of the Piggyback Rights no later than June 13, 2020, the first "date of determination" under Section 7.1 of the Investor Rights Agreement. 103. As of June 13, 2020, Weird Science held 4,900,114 RENB Shares and was entitled to receive up to an additional 1,374,748 RENB Shares as Earnout Stock, and Wittekind held 3,509,056 RENB Shares that were assigned to him by Weird Science in a pro rata distribution to its members on or about May 29, 2020, just 15 days before the Company's deadline to give contractual notice of the Piggyback Rights. At the time, all such shares were Merger Agreement Shares and therefore Registrable Securities, and none of the three events that could disqualify Merger Agreement Shares as Registrable Securities had occurred with respect to such shares. Separately, Wittekind was a Holder himself by virtue of being a Permitted Transferee, a successor, and/or assignee to whom the Piggyback Rights had inured. Weird Science and Wittekind therefore were contractually entitled to written notice of their Piggyback Rights and an opportunity to include all or any portion of their 9,783,918 RENB Shares in the July 2020 Registration Statement.39 39 This includes the additional 1,374,748 RENB Shares of Weird Science Earnout Stock even though such Earnout Stock was not yet issued. See SEC Compliance & Disclosure Interpretation ("C&DI") 116.05 ("Question: May resales of earnout shares to be issued in connection with [a]

58 104. The Company, K&L Gates, Parker, Sindlev, and Abildgaard were each specifically aware of the Piggyback Rights and Weird Science and Wittekind's desire to register and sell their Merger Agreement Shares, and yet the Company and K&L Gates never provided the requisite written piggyback notice at least 30 days in advance of the July 2020 Registration Statement.40 As Defendants' intentionally sought to deprive Weird Science and Wittekind of their Piggyback Rights, the Company never sought or obtained any waivers of such registration rights under § 8.1 of the Investor Rights Agreement. 105. Though irrelevant to the issue of the Company's breach, neither Weird Science nor Wittekind had actual or constructive knowledge of the July 2020 Registration Statement or their contractual Piggyback Rights to include their RENB Shares in the July 2020 Registration Statement. As described herein, Weird Science and Wittekind were relying on K&L Gates as counsel to advise them appropriately on their rights under the Investor Rights Agreement (as K&L Gates had previously done), and Weird Science and Wittekind had no reason to believe the Company or K&L Gates would withhold the required written notice of the Piggyback Rights. While Sandler may have signed the July 2020 Registration Statement as a Company Board merger be registered on Form S-3 pursuant to General Instruction I.B.3 after consummation of the merger, even though the shares have not been earned and are not outstanding at the time the registration statement is filed? Answer: Yes.") Alternatively, the Company would have been obligated to file an additional registration statement to register such 1,374,748 RENB Shares upon their issuance under Section 7.3(c) of the Investor Rights Agreement. 40 Had the Company given Weird Science the required written notice for the July 2020 Registration Statement but taken the tenuous position that Wittekind was not entitled to the Piggyback Rights, Wittekind could have (and would have) easily assigned his RENB Shares back to Weird Science for the purpose of including them in the July 2020 Registration Statement, as Weird Science by definition under the Investor Rights Agreement was a Holder any time it holds Registrable Securities. Proper notice of the Piggyback Rights to Weird Science required the Company to effectively give notice to Wittekind individually, and Wittekind therefore could have (and would have) taken all necessary steps to avail himself of his valuable Piggyback Rights.

59 member, he did not understand or appreciate that the Form S-3 triggered the Piggyback Rights under the Investor Rights Agreement (any notice of Piggyback Rights would have been accompanied with an instruction to notify the Company within 10 days of an election to have shares included, with the number of shares to be so included); his signing of the July 2020 Registration Statement did not waive or otherwise affect the Piggyback Rights afforded to Holders of Registerable Securities; and he neither intended to waive nor had the sole authority on behalf of Weird Science to waive any notice required under the Investor Rights Agreement. 106. Had the Company or K&L Gates provided the contractually required written notice, such notice would have gone to Lowenstein Sandler41 and each of the Weird Science members individually (as required in Section 8.2 of the Investor Rights Agreement), and Weird Science and Wittekind would have had an opportunity to consider and seek counsel on the Piggyback Rights. Consistent with their long-time and vocal desire to register and sell their Merger Agreement Shares, had Weird Science and Wittekind been given the required Piggyback Notice, they would have availed themselves of the opportunity to include their Merger Agreement Shares in the July 2020 Registration Statement and resell them publicly from time to time without the Rule 144 restrictions during the effective period of the July 2020 Registration Statement (in accordance with all other applicable SEC regulations). 107. During the effective period of the July 2020 Registration Statement, RENB Shares traded at a high price of $13.78 per share. As a result of the Company's breach of the Piggyback Rights notice requirements under the Investor Rights Agreement, Weird Science and Wittekind 41 The notice provisions of the Investor Rights Agreement required that a copy be sent to Lowenstein Sandler. Had that notice been given, Lowenstein Sandler would have been armed with the information necessary to properly counsel Weird Science and its members with unconflicted advice.

60 were deprived of the opportunity to include their Merger Agreement Shares in the July 2020 Registration Statement and resell all or any portion of such Merger Agreement Shares in the public market at the prevailing prices during the registration statement's effective period. B. At the time of the February 2022 Registration Statement, Weird Science, Wittekind, and the Trusts Were Holders of Registerable Securities and Entitled to Notice of Their Piggyback Rights. 108. On February 11, 2022, the Company filed an S-3 Registration Statement to register up to $100 million of Company common stock for sale to the public in a shelf registration under Rule 415 (Registration No. 333-262673), which became effective on March 8, 2022. This too was a "Registration Statement" within the meaning of Section 7.2(c) of the Investor Rights Agreement, triggering the contractual requirement that the Company give written notice of the Piggyback Rights no later than January 12, 2022, the second "date of determination" under Section 7.1 of the Investor Rights Agreement. 109. As of January 12, 2022: ? Weird Science held 4,961,363 Merger Agreement Shares and was entitled to receive up to an additional 1,216,467 Merger Agreement Shares as Earnout Stock; ? Wittekind held 2,623,484 Merger Agreement Shares, 1,719,467 of which were assigned to him by Weird Science in a pro rata distribution to its members on or about May 29, 2020 and 904,017 of which were assigned to Wittekind from his spouse (Gumrukcu) on or about December 14, 202042; 42 Wittekind's spouse received such 904,017 ENOB Shares directly from Weird Science in the pro rata distribution that occurred on or about May 29, 2020.

61 ? The Wittekind 2020 Annuity Trust held 633,921 Merger Agreement Shares, all of which were assigned to it by Wittekind on or about July 28, 2020; ? The Wittekind 2021 Annuity Trust held 366,079 Merger Agreement Shares, all of which were assigned to it by Wittekind on or about December 14, 202143; ? The Dybul Annuity Trust held 450,568 Merger Agreement Shares, all of which were assigned to it by Wittekind on or about October 28, 2020; and ? The Mabry Annuity Trust held 50,000 Merger Agreement Shares, all of which were assigned to it by Wittekind on or about February 21, 2021. 110. As with the July 2020 Registration Statement, as of January 12, 2022, all such shares were Merger Agreement Shares and therefore Registrable Securities, and none of the three events that could disqualify Merger Agreement Shares as Registrable Securities had occurred with respect to these shares. Wittekind and the Trusts were Holders themselves by virtue of being Permitted Transferees, successors and/or assignees to whom the Piggyback Rights had inured, and each was contractually entitled to include all or any portion of the above referenced 10,301,882 Merger Agreement Shares in the February 2022 Registration Statement.44 111. Again, the Company and K&L Gates never provided the requisite written piggyback notice at least 30 days in advance of the February 2022 Registration Statement nor obtained any written waivers, thereby depriving Weird Science, Wittekind and the Trusts of their contractual right to include their Registrable Securities and resell them publicly from time to time 43 These 366,079 ENOB Shares were transferred to Wittekind from the Wittekind 2020 Annuity Trust as an annuity payment. The Wittekind 2020 Annuity Trust received these ENOB Shares directly from Wittekind on or about July 28, 2020. 44 As with the July 2020 Registration, this includes the additional 1,216,467 RENB Shares of Weird Science Earnout Stock, even though such Earnout Stock was not yet issued.

62 without the Rule 144 restrictions during the effective period of the February 2022 Registration Statement. 112. And again, neither Weird Science nor Wittekind (and therefore the Trusts) had actual or constructive knowledge of the February 2022 Registration Statement or their contractual Piggyback Rights to include their Merger Agreement Shares in the February 2022 Registration Statement. Weird Science and Wittekind continued to rely on K&L Gates as counsel to advise them appropriately on their rights under the Stockholder Agreements, and Weird Science and Wittekind had no reason to believe the Company or K&L Gates would withhold the required written notice of the Piggyback Rights. While Sandler may have signed the February 2022 Registration Statement as a Company Board member, he did not understand or appreciate that the S-3 triggered the Piggyback Rights under the Investor Rights Agreement (any notice of Piggyback Rights would have been accompanied with an instruction to notify the Company within 10 days of an election to have shares included, with the number of shares to be so included); his signing of the February 2022 Registration Statement did not waive or otherwise affect the Piggyback Rights afforded to Holders of Registerable Securities; and he neither intended to waive nor had the sole authority on behalf of Weird Science to waive any notice required under the Investor Rights Agreement. 113. Had the Company or K&L Gates provided the contractually required written notice, such notice would have gone to Lowenstein Sandler and each of the Weird Science members individually (as required in Section 8.2 of the Investor Rights Agreement), and Weird Science and Wittekind would have had an opportunity to consider and seek counsel on the Piggyback Rights. Given their continued desire to register and sell their Merger Agreement Shares without Rule 144 restrictions, had Weird Science and Wittekind (and therefore the Trusts) been given the required

63 Piggyback Notice, they would have availed themselves of the opportunity to include their Merger Agreement Shares in the February 2022 Registration Statement. 114. During the effective period of the February 2022 Registration Statement, RENB Shares traded at a high price of $9.16 per share. As a result of the Company's breach of the Piggyback Rights notice requirements under the Investor Rights Agreement, Weird Science, Wittekind and the Trusts were deprived of the opportunity to include their RENB Shares in the February 2022 Registration Statement and resell all or any portion of such RENB Shares in the public market at the prevailing prices during the effective period of the February 2022 Registration Statement (in accordance with all other applicable SEC regulations). C. At the time of the June 2023 Registration Rights Agreement, in which the Company committed to filing an S-1 Registration Statement, Weird Science, Wittekind and the Trusts were Holders of Registerable Securities and Entitled to Notice of Piggyback Rights. 115. The Original Complaint in this matter was filed on June 7, 2023, after Plaintiffs' counsel in this case provided written notice of the breaches to the Company (represented by K&L Gates), and after the Parties went through multiple rounds of communications on the allegations raised in the Original Complaint. Though Plaintiffs could not resolve the dispute before having to commence litigation, Defendants were indisputably aware of the Investor Rights Agreement, the Piggyback Rights contained therein, and this pending litigation. 116. Yet on June 20, 2023?just 12 days after Plaintiffs served the Original Complaint in this matter?the Company signed the 2023 Lincoln Park RRA and agreed to file the Lincoln Park S-1 within 20 days (no later than July 10, 2023). 117. The Lincoln Park S-1 that the Company agreed to file under the 2023 Lincoln Park RRA was a "Registration Statement" within the meaning of Section 7.2(c) of the Investor Rights Agreement, triggering the contractual requirement that the Company give written notice of the

64 Piggyback Rights. But the Company gave no notice to Plaintiffs of their contractual Piggyback Rights to include their Merger Agreement Shares in the 2023 Lincoln Park RRA. 118. On June 29, 2023, two days after the Company reported the transaction in a Form 8-K, counsel for Plaintiffs notified the Company and K&L Gates of Plaintiffs' contractual right to Piggyback Rights notice with respect to the Lincoln Park S-1 (even though it is the Company's contractual responsibility to give notice). On July 7, 2023, K&L Gates, on behalf of the Company, gave Weird Science only Piggyback Rights notice and an opportunity to include all or a portion of its Merger Agreement Shares in the Lincoln Park S-1. On July 17, 2023, Weird Science gave written notice of its election to include 1,216,467 Merger Agreement Shares in the Lincoln Park S-1. At the request of K&L Gates on behalf of the Company, Weird Science completed, signed and returned a selling stockholder questionnaire in accordance with the Investor Rights Agreement. 119. In its July 7, 2023 communication, K&L Gates, on behalf of the Company, refused to give a Piggyback Rights notice to Wittekind and the Trusts based on an illogical argument that Wittekind and the Trusts are not entitled to Piggyback Rights because they are not Permitted Transferees or Stockholders under the Standstill and Lock-Up Agreement. Specifically, K&L Gates, on behalf of the Company, is taking the position that Wittekind and the Trusts would be entitled to Piggyback Rights only if their Merger Agreement Shares originating from Weird Science were assigned to them during the Lock-Up Period and in accordance with Sections 3.2 and 3.3 of the Standstill and Lock-Up Agreement. But as set forth above (see supra ¶¶ 61-62), this is neither the general nor customary understanding of Lock-Up provisions, and it was neither the mutual understanding nor intent of the parties in executing the Investor Rights Agreement and the Standstill and Lock-Up Agreement in connection with the Merger Agreement.

65 120. As of June 20, 2023, Wittekind and the Trusts' RENB Shares were Merger Agreement Shares and therefore Registrable Securities, and none of the three events that could disqualify Merger Agreement Shares as Registrable Securities had occurred with respect to such shares. Wittekind and the Trusts were Holders themselves by virtue of being Permitted Transferees, successors and/or assignees to whom the Piggyback Rights had inured. Wittekind and each of the Trusts, thus, were and are contractually entitled to notice and an opportunity to include all or any portion of their respective Merger Agreement Shares (3,615,757 Merger Agreement Shares for Wittekind; 633,921 Merger Agreement Shares for the Wittekind 2020 Annuity Trust; 450,568 Merger Agreement Shares for the Dybul Annuity Trust; 50,000 Merger Agreement Shares for the Mabry Annuity Trust; and 366,079 Merger Agreement Shares for the Wittekind 2021 Annuity Trust) in the Lincoln Park S-1. D. Plaintiffs first discovered the tortious, fraudulent, and conspiracy conduct alleged herein in connection with the Lincoln Park S-1 and planned third breach of the Investor Rights Agreement. 121. Long past the July 10, 2023 contractual filing deadline, the Company has yet to file the Lincoln Park S-1 now that Weird Science has elected to have Merger Agreement Shares included in the registration statement. Upon information and belief, the 2023 Lincoln Park RRA and the related 2023 Lincoln Park ELOC were an attempt to repeat a scheme employed in connection with the 2020 Lincoln Park ELOC whereby (a) the Company escaped a going concern qualification in the audit report on its June 30, 2020 annual financial statements by having purported access to liquidity but, in exchange for that benefit, (b) the Company agreed to only sell

66 shares to Lincoln Park shortly before the announcement of positive MNPI so that Lincoln Park would bear no practical risk upon resale.45 122. It was the 2023 Lincoln Park RRA that changed this case from a straightforward contract claim to a newly discovered, multi-year conspiracy to deprive Plaintiffs of their negotiated Piggyback Rights and breaches of the Rule 144 covenants under the Investor Rights Agreement while at the same time coordinating no-risk sales of stock to Lincoln Park at spring-loaded prices. As a result, Lincoln Park was allowed to buy low on the eve of the Company announcing positive MNPI and sell high without restriction or having to publicly disclose the sales (which would have revealed the fraudulent nature of the transactions). This scheme was possible for one reason only: Lincoln Park is a long-time client of K&L Gates and Parker, allowing Defendants to exploit a conflict of interest in violation of Company policies governing ethics and insider trading. 123. K&L Gates and Parker represented the Company in the 2020 and 2023 Lincoln Park ELOCs. While Lincoln Park was ostensibly unrepresented by counsel, the Plaintiffs recently learned (after the filing of the Original Complaint in this action) not only that Lincoln Park was a client of K&L Gates and Parker but also that the Company waived a conflict with Lincoln Park in violation of its own ethics policy46 and authorized K&L Gates to represent the Company opposite Lincoln Park in the 2020 and 2023 ELOCs. 45 This scheme blatantly violates the Company's Code of Ethics at § 3 and Insider Trading Policies at §§ I, II ¶ D, and III ¶ 4, in addition to violating federal securities laws. 46 The Company's Code of Ethics policy provides, among other things: "We expect our employees to be free of influences that conflict with the best interests of the Company or might deprive the Company of their undivided loyalty in business dealings. Even the appearance of a conflict where none exists can be damaging and should be avoided. Whether or not a conflict of interest exists or will exist can be unclear [emphasis added]."

67 124. Lincoln Park's decision to forego legal counsel in these transactions was an aberration: public SEC filings show that Lincoln Park enters an average of 25 equity line of credit transactions per year with substantially similar terms to the 2020 and 2023 ELOCs with the Company. In virtually all ELOC transactions, Lincoln Park has independent counsel (often K&L Gates and Parker) except when K&L Gates and Parker are on the opposite side of the transaction representing the issuer.47 125. On July 8, 2020, the Company entered the 2020 Lincoln Park ELOC, wherein Lincoln Park provided an equity line of credit for up to $20 million worth of Company common stock. When the July 2020 Registration Statement became effective on July 20, 2020, the Company filed a prospectus supplement for all the Company common stock issuable to Lincoln Park under the 2020 Lincoln Park ELOC and Lincoln Park's resales of such shares, with Lincoln Park being named as an underwriter in the prospectus supplement. This granted Lincoln Park immediate access to the public market for resales of Company common stock, something Plaintiffs had bargained for more than two years earlier in the Investor Rights Agreement. The 2023 Lincoln Park ELOC and 2023 Lincoln Park RRA intended to offer the Company a similar $20 million equity line of credit. 126. On paper, the 2020 and 2023 Lincoln Park ELOCs were arm's length transactions intended to provide the Company with short-term liquidity and avoid a "going concern" qualification in the Company's audited financial statements. But these were not bona fide liquidity lines. They were wink and nod schemes facilitated by K&L Gates and Parker. An example of these schemes unquestionably played out between Friday, June 11, 2021 and Monday, June 14, 2021: 47 In 2020 and 2023 alone, out of 47 ELOC transactions, the 2020 and 2023 Lincoln Park ELOCs with the Company were the sole instances where Lincoln Park did not have independent counsel (when their own lawyers at K&L Gates were opposite and purportedly adverse).

68 a. During the effective period of the July 2020 Registration Statement, the Company had dangerously low cash balances. And yet, the Company did not draw on the 2020 Lincoln Park ELOC for almost a year, when it sold shares to Lincoln Park on June 11, 2021 and 14, 2021. b. The closing price of the Company's common stock on June 11, 2021 was $4.41. According to the terms of the 2020 Lincoln Park ELOC and the Company's SEC disclosures, the Company sold Lincoln Park (i) 50,000 RENB Shares at $4.057/share on June 11, 2021 and (ii) 150,000 shares at $6.79/share on June 14, 2021. Both sales were effective June 11, 2021 sometime after 4:00 p.m. EST.48 By then, the Company already knew about and had drafted a press release to announce positive news about its HIV treatment pipeline that would be issued at 7:00 am EST on June 14, 2021. The Company expected and hoped this press release would cause the stock to rally. c. At 7:00 am Eastern Time on the next business day, June 14, 2021, the Company issued a press release entitled "Enochian BioSciences Announces FDA Acceptance of Pre-IND Request for Potential HIV Cure" and later that at, 2:53 Eastern Time, announced the $29 million RDO through H.C. Wainwright & Co. at $7.50 per share. These two announcements on June 14, 2021 resulted in the Company's stock selling as high as $12.99 that day and the trading 48 Though the express terms of the 2020 Lincoln Park ELOC required the Company to send Lincoln Park Purchase Notices after 4:00 p.m. on the effective date, the Company, through K&L Gates, recently admitted that "no purchase notices exist" only "confirmations of purchase." Under the circumstances, this raises a question about whether the Company waited to see whether there was a surge in the stock price on June 14, 2021 and only then backdated the "confirmation of purchase" of the 50,000 shares on June 11, 2021 to justify the $4.057/share price. Either way, this scheme violated federal securities law. Notably, in the Company's Form 10-Ks filed on September 24, 2021 and February 27, 2023, it attempted to obscure the $4.057/share price for the 50,000 shares sold to Lincoln Park on June 11, 2021 by characterizing $4.057 as the "average price."

69 volume soaring to 105,815,200 shares, a staggering 162,447% increase from the preceding business day (June 11, 2021, the first day that the Company sold shares to Lincoln Park under the 2020 Lincoln Park ELOC). d. As of June 14, 2021, Lincoln Park owned at least 200,000 Company shares. And unless it resold the 139,567 "commitment shares" it received when executing the 2020 Lincoln Park ELOC, it owned 339,567 Company shares, all of which were freely tradable under the July 2020 Registration Statement for a potential profit of nearly $3.2 million dollars in a single trading day.49 Thus while serving as counsel to the Company in the 2020 ELOC, K&L Gates and Parker simultaneously assisted another client (Lincoln Park) obtain no-risk profits while depriving a third set of clients (Weird Science and Wittekind) of their valuable Piggyback Rights and the ability to sell their shares alongside Lincoln Park during the July 2020 Registration Statement effective period.50 e. Going full circle with the conspiracy, the trading bonanza that occurred on June 14, 2021 (with a high price of $12.99 and volume of 105,815,200 shares) as a result of the issuance of the Company's press release and the announcement of the RDO is precisely the transaction that Parker had previewed to Lowenstein Sandler in assuring them that Weird Science's shares would be included in a Company registration upon satisfaction of a milestone.51 That 49 Lincoln Park paid a total of $1,221,350 for the 200,000 shares purchased on June 11 and 14, 2021. Since the Company did not suspend resales by Lincoln Park before selling it shares immediately ahead of the MNPI released on June 14, 2021, Lincoln Park was able to immediately resell all the shares it purchased at $4.057/share and $6.79/share. If Lincoln Park sold all 339,567 shares at the $12.99 high price on June 14, 2021, its profit would be $3,189,625.33. 50 Plaintiffs have always sought to comply with all applicable SEC regulations and have never sold or purchased Company common stock (or intended to sell or purchase) while in possession of MNPI. 51 Stating the obvious, Parker was assuring Lowenstein Sandler that the Piggyback Rights would be meaningful once the Company initiated its own registration after reaching a milestone.

70 February 9, 2018 email from Parker was the bait to get Weird Science to the closing. The breach of the Piggyback Rights for the July 2020 Registration Statement was the switch. Parker went back on his word to Weird Science, but he made sure his longtime client Lincoln Park was taken care of with a boodle of up to $3,189,625. This amount is eerily close to the $3,040,000 that Parker had proclaimed in his January 3, 2018 email that Weird Science would receive every 90 days under Rule 144, an amount bolstered by Sindlev to coax Weird Science into signing the Merger Agreement. Despite the bargained for registration right covenants and Rule 144 covenants in the Investor Rights Agreement and the promises made by Parker, over five years later, neither Weird Science nor Wittekind (individually or through the Trusts) has sold a single Merger Agreement Share, all due to Defendants' successful conspiracy to deprive them of their bargained for rights. 127. Upon information and belief, the Company's June 11, 2021 and 14, 2021 no-risk gift to Lincoln Park was not a one-off. It was a disturbing pattern: with the assistance of K&L Gates and Parker, the Company continued to send spring-loaded purchases notices to Lincoln Park on the eve of announcing positive MNPI throughout the effective period of the July 2020 Registration Statement.52 128. Upon information and belief, the Company and Lincoln Park were teeing up the same wink and nod scheme in connection with the 2023 Lincoln Park ELOC, once again with K&L Gates and Parker acting not as arms' length legal counsel for the Company but as scheme facilitator. For the scheme to succeed, the Lincoln Park S-1 needed to be filed with the SEC and then become effective. The July 10, 2023 contractual deadline for filing the Lincoln Park S-1 52 Plaintiffs have served the Company with a books and records demand regarding issues under Delaware General Corporation Law § 220, which allows Stockholders to investigate corporate waste, mismanagement, and wrongdoing. To date, the Company has refused to comply with the Demands and has not provided any pertinent responsive documents. The 220 Demands are the subject of a forthcoming enforcement action, to be filed in the Delaware Court of Chancery.

71 would have provided sufficient time for it to become effective so that the "commencement date" under the 2023 Lincoln Park ELOC (i.e., the effective date of the Lincoln Park S-1 to permit immediate public resales) could occur before the September 30, 2023 deadline for filing the Form 10-K with the Company's audited financial statements for the year ended June 30, 2021.53 Once Weird Science elected to include Merger Agreement Shares for resale in the Lincoln Park S-1, the Company, Lincoln Park, K&L Gates and Parker were faced with the choice of proceeding with the Lincoln Park S-1 (which would provide the purported liquidity to avert the going concern qualification in the audit, but would need to include the Weird Science shares) or scrap the Lincoln Park S-1 and accept a going concern qualification. The Company, K&L Gates, Parker and Lincoln Park chose the latter. The Lincoln Park S-1 was never filed, and the audit report on the Company's annual financial statements as of June 30, 2023 includes the going concern qualification.54 The inclusion of the Weird Science shares in the Lincoln Park S-1 would require Lincoln Park to accept market risk because any resale by Weird Science would need to be publicly reported by Wittekind in a Form 4 and likely a Schedule 13D amendment, potentially distorting the upswing in price that would occur after a sale to Lincoln Park immediately before a release of positive MNPI. 129. Plaintiffs first uncovered the new facts alleged in this First Amended Complaint in or around July 2023 following the discovery of the 2023 Lincoln Park ELOC and the Company's plan to breach the Investor Rights Agreement for a third time with the Lincoln Park S-1. Before 53 With respect to the 2020 Lincoln Park ELOC, it was signed on July 8, 2020 and reported in the Form 10-K filed on September 23, 2020 as a "subsequent event" (i.e., an event that occurred after the June 30, 2020 fiscal year end). According to a December 23, 2020 email from Company CEO Dr. Mark Dybul, it was the July 2020 Lincoln Park ELOC that helped the Company avoid a going concern qualification for the fiscal year ending June 30, 2020. 54 Astoundingly, the Company still included the 2023 Lincoln Park ELOC and the 2023 Lincoln Park RRA in the exhibit list of material contracts in the Form 10-K filed on October 2, 2023, while continuing to omit the Investor Rights Agreement and the Standstill and Lock-Up Agreement.

72 this discovery, Plaintiffs had no reason to suspect or investigate the conspiracy, tortious interference, and fraud alleged herein, and Defendants intentionally sought to hide their conduct in furtherance of the conspiracy. FIRST CAUSE OF ACTION ? BREACH OF CONTRACT 130. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 131. The Investor Rights Agreement is a valid and enforceable contract, under which the Company granted the Piggyback Rights to Holders of Registerable Securities, including Permitted Transferees, and successors and assignees to which the benefits of the registration rights had inured. 132. Under the terms of the Investor Rights Agreement, Weird Science is a Holder of Registrable Securities and Wittekind and the Trusts are Holders of Registrable Securities, successors and/or assignees to which the benefits of the registration rights had inured. Alternatively, Wittekind and the Trusts have and always had the right to assign back their RENB Shares to Weird Science for inclusion in any registration statement. 133. Weird Science performed all its obligations under the Investor Rights Agreement. Count 1 ? Breach of Investor Rights Agreement (July 2020 Registration Statement) (Weird Science and Wittekind against the Company) 134. The Company breached the Investor Rights Agreement by failing (a) to provide the required written notice to Weird Science and Wittekind of the July 2020 Registration Statement; and (b) to afford Weird Science and Wittekind the opportunity to include their RENB Shares in the July 2020 Registration Statement, as required by the Company under the express terms of the Investor Rights Agreement; and Weird Science and Wittekind never waived their applicable Piggyback Rights.

73 135. The Company's breach of the Investor Rights Agreement caused Weird Science and Wittekind substantial damage, as they lost their ability to include their RENB Shares in the July 2020 Registration Statement and lost their opportunity to publicly resell their RENB Shares from time to time without restriction at the prices available during the effective period of the July 2020 Registration Statement. Had the Company not breached their obligations under the Investor Rights Agreement, Weird Science and Wittekind would have availed themselves of their Piggyback Rights with respect to the July 2020 Registration Statement. Count 2 ? Breach of Investor Rights Agreement (February 2022 Registration Statement) (Weird Science, Wittekind, and the Trusts against the Company) 136. The Company breached the Investor Rights Agreement by failing (a) to provide the required written notice to Weird Science, Wittekind and the Trusts of the February 2022 Registration Statement and (b) to afford Weird Science, Wittekind and the Trusts the opportunity to include their RENB Shares in the February 2022 Registration Statement, as required by the Company under the express terms of the Investor Rights Agreement; and Weird Science, Wittekind and the Trusts never waived their applicable Piggyback Rights. 137. The Company's breaches of the Investor Rights Agreement caused Weird Science, Wittekind, and the Trusts substantial damage, as they lost their ability to include their RENB Shares in the February 2022 Registration Statement and lost their opportunity to publicly resell their RENB Shares from time to time without restriction at the prices available during the effective period of the February 2022 Registration Statement. Count 3 ? Breach of Investor Rights Agreement (Agreement to File 2023 Resale S-1) (Wittekind and the Trusts against the Company) 138. Though the Company has not yet filed the 2023 Resale S-1, the Registration Rights Agreement in connection with the 2023 Lincoln Park ELOC is still in effect, and the Company is

74 still contractually required to file an S-1 Registration Statement. Renovaro breached the Investor Rights Agreement by failing (a) to provide the required written notice to Wittekind and the Trusts of the 2023 Resale S-1 and (b) to afford Wittekind and the Trusts the opportunity to include their RENB Shares in the 2023 Resale S-1, as required by the Company under the express terms of the Investor Rights Agreement; and Wittekind and the Trusts never waived their applicable Piggyback Rights. 139. The Company's breaches of the Investor Rights Agreement will cause Wittekind and the Trusts substantial damage if the Company files the 2023 Resale S-1 without allowing Wittekind and the Trusts to include their RENB Shares and depriving Wittekind and the Trusts the opportunity to publicly resell their RENB Shares from time to time without restriction at the prices available during the effective period of the 2023 Resale S-1. SECOND CAUSE OF ACTION ? FRAUDULENT INDUCEMENT (Weird Science against the Company, K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco) 140. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 141. Beginning with the June and July 2017 negotiations related to the Merger Agreement LOI and leading up to closing of the Merger Agreement on February 16, 2018, K&L Gates and Parker (on behalf of the Company, Sindlev and RS Group) made repeated representations to Lowenstein Sandler (who negotiated on behalf of Weird Science) about the Company's intent to allow Weird Science and its successors and assigns to resell its Merger Agreement Shares under to the Rule 144 covenants and to register those shares under the Demand Right and Piggyback Rights of the Investor Rights Agreement so that the shares could be resold from time to time without the Rule 144 restrictions. These representations were reflected in the

75 Merger Agreement LOI, which K&L Gates and Parker negotiated on behalf of the Company, Sindlev, and RS Group; they were reflected in K&L Gates and Parker's emails and phone calls with Lowenstein Sandler between October 2017 and February 15, 2018 (described in detail in Section I.A above); and they were reflected as express terms of the Investor Rights Agreement and Standstill and Lock-up Agreement, executed on February 16, 2018 in connection with the Merger Agreement closing. 142. These representations and each of them were false, and the Company, K&L Gates, Parker, Sindlev, and RS Group knew they were false. In connection with the Merger Agreement LOI and leading up to the closing of the Merger, the Company, K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco actively agreed to, participated in, and aided and abetted a scheme to interfere with and deprive Weird Science of any rights under the Investor Rights Agreement with the express purpose of preventing the Plaintiffs from publicly reselling any Company shares. The Company, K&L Gates, Parker, Sindlev, and RS Group made the relevant false representations to induce Weird Science to enter the LOI and the Merger Agreement and enter the Investor Rights Agreement and Standstill and Lock-up Agreement as part of the Merger Agreement closing. 143. Weird Science justifiably relied on these false representations in entering the LOI, the Merger Agreement, and the Investor Rights Agreement and Standstill and Lock-up Agreement as part of the Merger Agreement closing. Had Weird Science known the truth?that because of the conspiracy, Weird Science, its Affiliates, and successors and assignees would be prevented from availing themselves of the benefits of the Investor Rights Agreement or otherwise liquidate the Merger consideration?Weird Science would not have executed the LOI, the Merger Agreement, the Investor Rights Agreement and Standstill and Lock-up Agreement, or otherwise closed on the Merger Agreement.

76 144. Weird Science has suffered harm because of its justifiable reliance. The Company, K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco's fraudulent conduct was a substantial factor in causing Weird Science this harm, and this conduct was done maliciously, oppressively, and with intent to defraud. THIRD CAUSE OF ACTION ? FRAUDULENT CONCEALMENT 145. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. Count 1 ? Fraudulent Concealment (July 2020 Registration Statement) (Weird Science and Wittekind against the Company, K&L Gates, and Parker) 146. As of June 13, 2020, the first "date of determination" under Section 7.1 of the Investor Rights Agreement, and through July 13, 2020, the date the Company filed the July 2020 Registration Statement, Weird Science and Wittekind were contractually entitled to written notice of their Piggyback Rights and an opportunity to include all or any portion of their RENB Shares in the July 2020 Registration Statement. 147. The Company, K&L Gates and Parker were each specifically aware of Weird Science and Wittekind's Piggyback Rights, and they each had an obligation to inform Weird Science and Wittekind of such rights, with the Company's obligation arising under the Investor Rights Agreement and K&L Gates and Parker's obligation arising from their attorney-client relationship with Weird Science and Wittekind with respect to their rights and obligations under the Investor Rights Agreement. 148. The Company, K&L Gates and Parker knowingly and intentionally concealed from Weird Science and Wittekind their Piggyback Rights under the Investor Rights Agreement with respect to the July 2020 Registration Statement, with such concealment intended to prevent Weird Science and Wittekind from availing themselves of their Piggyback Rights. The Company, K&L

77 Gates, and Parker's concealment was done maliciously, oppressively, and with intent to defraud, and the Company, K&L Gates and Parker actively agreed to, participated in, and aided and abetted this fraudulent scheme. 149. At the time of this concealment, Weird Science and Wittekind were ignorant of the material, truthful information concealed by the Company, K&L Gates, and Parker. Had Weird Science and Wittekind been aware of their Piggyback Rights with respect to the July 2020 Registration Statement, then they would have had an opportunity to avail themselves of such rights and would have included their RENB Shares in the July 2020 Registration Statement and resold those shares from time to time without restriction during the effective period of the July 2020 Registration Statement. 150. The Company, K&L Gates and Parker's concealment was a substantial factor in causing Weird Science and Wittekind harm, including the opportunity to resell their RENB Shares in the public market from time to time at the prevailing prices during the effective period of the July 2020 Registration Statement. Count 2 ? Fraudulent Concealment (February 2022 Registration Statement) (Weird Science, Wittekind, and the Trusts against the Company, K&L Gates, and Parker) 151. As of January 12, 2022, the second "date of determination" under Section 7.1 of the Investor Rights Agreement, and through February 11, 2022, the date the Company filed the February 2022 Registration Statement, Weird Science, Wittekind and the Trusts were contractually entitled to written notice of their Piggyback Rights and an opportunity to include all or any portion of their RENB Shares in the February 2022 Registration Statement. 152. The Company, K&L Gates and Parker were each specifically aware of Weird Science and Wittekind's Piggyback Rights, and they each had an obligation to inform Weird

78 Science and Wittekind of such rights, with the Company's obligation arising under the Investor Rights Agreement and K&L Gates and Parker's obligation arising from their attorney-client relationship with Weird Science, Wittekind and the Trusts with respect to their rights and obligations under the Investor Rights Agreement. 153. The Company, K&L Gates and Parker knowingly and intentionally concealed from Weird Science, Wittekind and the Trusts their Piggyback Rights under the Investor Rights Agreement with respect to the February 2022 Registration Statement, with such concealment intended to prevent Weird Science, Wittekind and the Trusts from availing themselves of their Piggyback Rights. The Company, K&L Gates and Parker's concealment was done maliciously, oppressively, and with intent to defraud, and the Company, K&L Gates, and Parker actively agreed to, participated in, and aided and abetted this fraudulent scheme. 154. At the time of this concealment, Weird Science and Wittekind were ignorant of the material, truthful information concealed by the Company, K&L Gates, and Parker. Had Weird Science, Wittekind, and the Trusts been aware of their Piggyback Rights with respect to the February 2022 Registration Statement, then they would have had an opportunity to avail themselves of such rights and would have included their RENB Shares in the February 2022 Registration Statement and resold those shares from time to time without restriction during the effective period of the February 2022 Registration Statement. 155. The Company, K&L Gates and Parker's concealment was a substantial factor in causing Weird Science, Wittekind and the Trusts harm, including the opportunity to resell their RENB Shares from time to time in the public market at the prevailing prices during the effective period of the February 2022 Registration Statement.

79 FOURTH CAUSE OF ACTION ? TORTIOUS INTERFERENCE WITH CONTRACT (Weird Science and Wittekind against K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco) 156. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 157. The Investor Rights Agreement is a valid and enforceable contract, under which the Company granted the Piggyback Rights to Holders of Registerable Securities, including Permitted Transferees, and successors and assignees to which the benefits of the registration rights had inured. 158. Under the terms of the Investor Rights Agreement, Weird Science is a Holder of Registrable Securities, and Wittekind and the Trusts are Holders of Registrable Securities, successors and/or assignees to which the benefits of the registration rights had inured. Alternatively, Wittekind and the Trusts have and always had the right to assign back their RENB Shares to Weird Science for inclusion in any registration statement. 159. K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco were each specifically aware of Weird Science, Wittekind and the Trusts' Piggyback Rights and the Company's corresponding obligations under the Investor Rights Agreement. K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco knowingly and intentionally interfered with Weird Science and Wittekind's Piggyback Rights, including with respect to the July 2020 and February 2022 Registration Statements. Among other things, K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco actively agreed to, participated in, and aided and abetted a scheme to deprive Weird Science and Wittekind of their Piggyback Rights; K&L Gates manipulated Plaintiffs into relying on them for legal advice and then misled Plaintiffs about their rights under the Stockholder Agreements; and Sindlev and Abildgaard (individually and through their Danish

80 holding companies) manipulated Plaintiffs into falsely believing that their rights under the Stockholder Agreements were subject to the Company's discretion. K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco's concealment was done maliciously, oppressively, and fraudulently. 160. K&L Gates, Parker, Sindlev, RS Group, Abildgaard, and Paseco's tortious interference with Plaintiffs' Piggyback Rights was a substantial factor in causing Plaintiffs harm, including the opportunity to resell their RENB Shares from time to time in the public market at the prevailing prices during the effective periods of the July 2020 and February 2022 Registration Statements. FIFTH CAUSE OF ACTION ? BREACH OF FIDUCIARY DUTY (Weird Science, Wittekind, and the Trusts against K&L Gates and Parker) 161. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 162. From at least September 2018 through June 21, 2022, Parker and K&L Gates had an express and implied attorney-client relationship with the Plaintiffs, in which the Plaintiffs sought, and Parker and K&L Gates rendered, legal advice on SEC reporting requirements regarding the Merger Agreement Shares, broader SEC securities, and the Plaintiffs' rights and obligations under the Investor Rights Agreement and Standstill and Lock-up Agreement. 163. As attorneys-in-fact to the Plaintiffs, K&L Gates and Parker owed Plaintiffs fiduciary duties of loyalty and care, including the duty to act in the best interests of Plaintiffs within the scope of their attorney-client relationship and the legal advice rendered. 164. K&L Gates and Parker breached their fiduciary duties of loyalty and care to Plaintiffs when they, among other things, agreed and conspired with the Company, Sindlev, RS Group, Abildgaard, and Paseco to deprive Plaintiffs of their rights under the Investor Rights

81 Agreement and Standstill and Lock-up Agreement; misled Plaintiffs of their rights under these agreements, knowingly failed to give Plaintiffs notice of their Piggyback Rights with respect to the July 2020 and February 2023 Registration Statements; knowingly failed to advise Plaintiffs to seek independent counsel on these issues; and violated Plaintiffs' confidences by reporting their communications (between Plaintiffs and K&L Gates and Parker) to Sindlev and Abildgaard with the intent of depriving Plaintiffs of their rights under the Investor Rights Agreement and Standstill and Lock-up Agreement. K&L Gates and Parker's conduct in this regard was done maliciously, oppressively, and fraudulently. SIXTH CAUSE OF ACTION ? FRAUDULENT TRANSFER (Weird Science, Wittekind, and the Trusts against Sindlev, RS Group, and RS Bio) 165. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 166. Sindlev and RS Group entered the fraudulent and tortious conspiracy alleged herein and fraudulently induced Weird Science into signing the Merger LOI, the Merger Agreement, Investor Rights Agreement, and the Standstill and Lock-up Agreement in connection with the Merger Agreement's ultimate closing on February 16, 2018. Thus, Weird Science's claims against Sindlev and RS Group arose no later than February 16, 2018, making Sindlev and RS Group debtors and Weird Science a creditor no later than that date. 167. Upon information and belief, between October 26, 2018 and October 28, 2019, Sindlev (individually and on behalf of RS Group) caused all RENB shares held by RS Group to be transferred to RS Bio with the actual intent to hinder, delay, or defraud Weird Science from recovering against its fraud and tortious interference claims alleged herein. Alternatively, Sindlev (individually and on behalf of RS Group) caused all RENB shares held by RS Group to be transferred to RS Bio without receiving a reasonably equivalent value for those shares and

82 intending to incur (or believing or reasonably should have believed it would incur) debts beyond RS Group's ability to pay as they became due. 168. RS Group was a Stockholder under the Standstill and Lock-up Agreement and subject to the Lock-up covenants proscribed thereunder. RS Group and Sindlev, as greater than 5% beneficial owners of the Company's common stock, were also subject to the disclosure requirements under Section 13(d) of the 1934 Act. Despite these obligations, Sindlev caused RS Group to transfer its RENB shares to RS Bio between October 26, 2018 and October 28, 2019 without complying with Sections 3.2 (Permitted Dispositions) and 3.3 (Permitted Transfers) of the Standstill and Lock-up Agreement and without complying with SEC regulatory requirement to promptly file an amendment to a previously filed Schedule 13D. 169. Sindlev and RS Group's conduct in this regard was done maliciously, oppressively, and fraudulently and caused Weird Science damages in amount to be proven at trial. SEVENTH CAUSE OF ACTION ? DECLARATORY JUDGMENT (Weird Science, Wittekind, and the Trusts against Renovaro) 170. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 129 above as if fully set forth herein. 171. An actual controversy has arisen and now exists between Plaintiffs and the Company as to their rights and duties under the Investor Rights Agreement. 172. Plaintiffs seek a judicial determination that the Investor Rights Agreement remains in effect; Weird Science is a Holder of Registrable Securities and Wittekind and the Trusts are Holders of Registrable Securities, successors, and/or assignees to which the benefits of the registration rights had inured, such that Weird Science, Wittekind, and the Trusts are each entitled to Piggyback Rights under the Investor Rights Agreement; and Wittekind and the Trusts have and always had the right to assign back their RENB Shares to Weird Science for inclusion in any registration statement and/or to avail themselves of any other rights under the Investor Rights Agreement.

## PRAYER FOR RELIEF

Plaintiffs respectfully request that this Court enter judgement and relief as follows:

a. Compensatory damages in an amount to be determined at trial;

b. Exemplary and punitive damages at the maximum amount permitted by law, in an amount to be determined at trial;

c. Declaratory relief that the Investor Rights Agreement remains in effect; Weird Science is a Holder of Registrable Securities and Wittekind and the Trusts are Holders of Registrable Securities, successors, and/or assignees to which the benefits of the registration rights had inured, such that Weird Science, Wittekind, and the Trusts are each entitled to Piggyback Rights under the Investor Rights Agreement; and Wittekind and the Trusts have and always had the right to assign back their RENB Shares to Weird Science for inclusion in any registration statement and/or to avail themselves of any other rights under the Investor Rights Agreement;

d. Specific performance requiring the Company to afford Wittekind and the Trusts all Piggyback Rights and comply with the Investor Rights Agreement in full and without condition, including with respect to the 2023 Resale S-1 (should it be filed) and all other qualifying registration statements.

e. Pre-judgment and post-judgment interest on any damages awards;

f. All recoverable costs and attorneys' fees, including those required under § 8.10 of the Investor Rights Agreement; and

g. Such other and further relief as the Court deems just and proper.

Date: December 4, 2023

*<u>/s/ John C. Phillips, Jr.</u>*

John C. Phillips, Jr. (Bar No. 110)
PHILLIPS, McLAUGHLIN & HALL, P.A.
1200 North Broom Street
Wilmington, DE 19806
jcp@pmhdelaw.com

Of Counsel:

Megan A. Maitia (California Bar No. 285271)
SUMMA LLP
1010 Sycamore Avenue, Unit 117
South Pasadena, CA 91030

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